UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2005

VirtualScopics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-120253 (Commission File Number)	04- 3007151 (IRS Employer Identification No.)

350 Linden Oaks, Rochester, New York (Address of Principal Executive Offices)	14625 (Zip Code)

 (585) 249-6231

(Registrant’s Telephone Number, Including Area Code)

ConsultAmerica, Inc., 13070 Addison Road, Roswell, GA 30075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

TABLE OF CONTENTS

ITEMS 1.01, 5.01, 5.02 AND 5.03 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT, CHANGES IN CONTROL OF REGISTRANT / DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS / AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR	1
Summary	1
Exchange Transaction	1
Private Placement	3
Lock-up Agreements	3
Registration Statement	4
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	4
The Exchange Transaction	4
Description of Our Company and its Predecessor	5
Description of Business	5
Cautionary Statements	18
Cautionary Language Regarding Forward-Looking Statements and Industry Data	23
Management's Discussion and Analysis or Plan of Operation	24
Description of Property	28
Security Ownership of Certain Beneficial Owners and Management	28
Directors, Executive Officers, Promoters and Control Persons	29
Executive Compensation	32
Certain Relationships and Related Transactions	32
Description of Securities	34
Placement Agent Warrants	35
Market Price of and Dividends on Common Equity and Related Stockholder Matters	36
Legal Proceedings	36
Indemnification of Directors and Officers	36
ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES	37
The Private Placement	37
ITEM 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT	38
ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS	38
Financial Statements of Businesses Acquired	38
Pro Forma Financial Statements	38
SIGNATURES	41

ITEMS 1.01, 5.01, 5.02, AND 5.03 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT, CHANGES IN CONTROL OF REGISTRANT / DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS / AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

Summary

On November 4, 2005, we, VirtualScopics, Inc., or the company, acquired all of the outstanding membership units of VirtualScopics, LLC, or VirtualScopics, in exchange for shares of our common stock, par value $.001 per share. As a result, VirtualScopics is now a wholly-owned subsidiary of the company. The transaction is referred to in this Current Report on Form 8-K, or this report, as the exchange transaction.

VirtualScopics is a provider of image-based biomarker solutions to customers in the pharmaceutical, biotechnology and medical device industries that are designed to facilitate cost-effective drug and medical device development. VirtualScopics is headquartered in Rochester, New York.

At the time of the exchange transaction, our corporate name was ConsultAmerica, Inc. and our trading symbol was “CSAA.OB.” Concurrently with the exchange transaction we changed our name to VirtualScopics, Inc. and our trading symbol to “VSCP.OB.” As a result of the Exchange transaction, VirtualScopics became our wholly-owned subsidiary, with former members of VirtualScopics' acquiring a majority of the outstanding shares of our common stock. The exchange transaction was consummated pursuant to a Securities Exchange Agreement, dated November 4, 2005, among the company, VirtualScopics, and certain of the former members of VirtualScopics.

Concurrently with the closing of the exchange transaction, we completed the sale of 4,084.488 units in a private placement to accredited investors for $1,000 per unit. Each unit consists of one share of our newly created series A convertible preferred stock, par value $.001, and a detachable, transferable warrant to purchase 200 shares of our common stock for $4.00 per share. Each share of series A convertible preferred stock is initially convertible into 400 shares of our common stock. We received gross proceeds of $4,084,488 in consideration for the sale of these units.

Concurrent with the closing of the exchange transaction and the private placement, we redeemed 70,537,500 shares of our common stock from our former directors, Edward A. Sundberg and Lindsay Sundberg, for aggregate consideration of $200 and immediately cancelled those shares.

Exchange Transaction

General

At the closing of the exchange transaction, the former members of VirtualScopics received shares of our common stock for outstanding common membership units and preferred membership units of VirtualScopics held by them.  As a result, at the closing of the exchange transaction, we issued an aggregate of 17,326,571 shares of our common Stock to the former members of VirtualScopics, representing approximately 74% of our outstanding shares of common stock and the 1,633,795 shares of common stock initially issuable upon the conversion of the 4,084.488 shares of our series A convertible preferred stock sold in our private offering. The consideration issued in the exchange transaction was determined as a result of arm's-length negotiations between us and VirtualScopics.

Immediately prior to the exchange transaction closing, VirtualScopics members held outstanding warrants to purchase 559,221 VirtualScopics membership units and options to purchase 2,457,422 VirtualScopics membership units. Pursuant to the Securities Exchange Agreement, we have agreed to issue shares of our common stock upon the exercise of these warrants and options in lieu of VirtualScopics membership units previously issuable thereunder, and, based upon the exchange ratio used for the exchange transaction, we are obligated upon the exercise of these warrants and options to issue 532,490 shares and 2,339,990 shares of our common stock, respectively.

The disclosure set forth under Item 2.01 of this report is incorporated by reference into these Items.

Changes Resulting From the Exchange Transaction

We intend to carry on VirtualScopics’ business as our sole line of business. We have relocated our executive offices to those of VirtualScopics at 350 Linden Oaks, Rochester, New York 14625. Our new telephone number is (585) 249-6231.

Pre-exchange transaction stockholders of our company will not be required to exchange their existing ConsultAmerica stock certificates for certificates of the Company, since the OTC Bulletin Board will consider our existing stock certificates as constituting “good delivery” in securities transactions subsequent to the exchange transaction. The American Stock Exchange and Nasdaq Capital Market, where we intend to apply to list our common stock for trading, will also consider the submission of existing stock certificates as “good delivery.” We cannot be certain that we will receive approval to list our common stock on the American Stock Exchange or Nasdaq Capital Market.

Change of Board Composition and Executive Officers

Prior to the closing of the exchange transaction and the private placement, our board of directors was composed of Edward A. Sundberg and Lindsay Sundberg. On November 4, 2005, in accordance with our by-laws for filling newly-created board vacancies, these directors appointed Warren Bagatelle and Robert Klimasewski to our board of directors. On that same day, Mr. Sundberg and Ms. Sunberg resigned as directors and Mark Coburn, Saara Totterman and Sidney Knafel, all of whom are existing VirtualScopics directors, were then elected to serve as additional directors of our company. Sovereign Bancorp, which acted as an advisor to VirtualScopics in connection with the exchange transaction, is allowed two designees to be nominated to the company’s board of directors during the first two years following the consummation of the exchange transaction. All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.

Prior to the closing of the exchange transaction and the private placement, Edward A. Sundberg was our President, Secretary, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer and Lindsay Sundberg was our Treasurer. Mr. Sundberg and Ms. Sundberg resigned from all of the offices that they held effective as of November 4, 2005.

On November 4, 2005, our board of directors named the following persons as our new executive officers: Robert Klimasewski - Chief Executive Officer and Molly Henderson - Chief Financial Officer and Vice President of Finance. Officers are elected annually by our board of directors and serve at the discretion of our board.

The disclosure set forth under “Directors, Executive Officers, Promoters and Control Persons” in Item 2.01 of this report is incorporated in its entirety by reference into these Items.

Change of Stockholder Control

Except as described above under “Change of Board Composition and Executive Officers,” no arrangements or understandings exist among our present or former controlling stockholders with respect to the election of persons to our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of our redemption of shares from Mr. Sundberg and Ms. Sundberg and the issuance of the 17,326,571 shares of our common stock to the former members of VirtualScopics, a change of stockholder control of our company has occurred. Prior to the redemption and closing of the exchange transaction, Mr. Sundberg and Ms. Sundberg owned 94.2% of our outstanding shares of common stock. After these transactions, former members of VirtualScopics own approximately 74% of our outstanding voting securities, including our common stock and series A convertible preferred stock. We are continuing as a “small business issuer,” as defined under the Securities Exchange Act of 1934, following the exchange transaction.

The disclosure set forth under “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this report is incorporated by reference into these Items.

Accounting Treatment

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, VirtualScopics is considered the accounting acquiror in the exchange transaction. Because VirtualScopics’ owners as a group retained or received the larger portion of the voting rights in the combined entity and VirtualScopics’ senior management represents a majority of the senior management of the combined entity, VirtualScopics was considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of VirtualScopics since, at the time of the acquisition, we were a company with minimal assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of VirtualScopics and will be recorded at the historical cost basis of VirtualScopics.

Amendments to Certificate of Incorporation or By-laws; Change in Fiscal Year

In connection with the exchange transaction, our board of directors and stockholders approved and filed a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State on November 4, 2005, thereby changing our name to VirtualScopics, Inc. In addition, on November 4, 2005, our board of directors approved a change in fiscal year end from August 31 to December 31. We will not file a transition report reflecting the change of our fiscal year to that of VirtualScopics because for accounting purposes, VirtualScopics is deemed to be the “accounting acquiror” in the reverse acquisition.

Private Placement

Concurrent with the closing of the exchange transaction, we completed the sale of 4,084.488 units in a private placement to accredited investors. Each unit consists of one share of our series A preferred stock and a warrant. We sold each unit for $1,000 pursuant to the terms of a Confidential Private Placement Memorandum, dated October 3, 2005, as supplemented, and private placement subscription agreements executed and delivered by each investor on or before the closing of the private placement. Each share of series A preferred stock is initially convertible into 400 shares of our common stock at any time. Each warrant entitles the holder to purchase 200 shares of our common stock at an exercise price of $4.00 per share through November 4, 2009. The form of the private placement subscription agreement is filed as Exhibit 10.4 to this report.

We received gross proceeds from the private offering of $4,084,488. Placement agents, selected dealers and advisors received an aggregate of $326,758 in cash fees in connection with the private placement and reimbursement of $56,167 in expenses. In addition, these parties will receive warrants to purchase $163,379 shares of our common stock at an exercise price of $2.50.

After the closing of the exchange transaction and the private placement, we had outstanding 21,889,076 shares of common stock, 4,084.488 shares of series A preferred stock (which are convertible into 1,633,795 shares of common stock at any time). In addition we are obligated to issue 532,490 shares of common stock upon the exercise of warrants held by holders of VirtualScopics warrants, and 2,339,990 shares of common stock upon the exercise of options held by holders of VirtualScopics options.

Lock-up Agreements

In connection with the exchange transaction, former VirtualScopics members who now hold 16,050,914 shares of our common stock and holders of VirtualScopics warrants and options who now have the right to acquire at least 90% of the shares of our common stock entered into “lock-up agreements” with us. The form of the lock-up agreements entered into by them are filed as Exhibits 10.2 and 10.3 to this report. The “lock-up agreements” prohibit these persons from directly or indirectly, publicly selling or otherwise transferring the shares of our common stock issued to them in or as a result of the exchange transaction, except as follows:

•
Each former VirtualScopics securities holder who served as a director and/or an employee of VirtualScopics and/or held in excess of 100,000 lock-up shares (and the affiliates or related parties of such former VirtualScopics securities holders) as of the closing of the exchange transaction, the “insiders,” may, beginning 12 months after the exchange transaction closing and at three-month intervals thereafter, if the 30-day average trading price (immediately preceding the sale) of our common stock is above $4.00 per share, sell up to 12.5% of his or her original number of lock-up shares during each three-month period.

•
Each former VirtualScopics securities holder who is not an insider may, beginning 12 months after the exchange transaction closing and at three-month intervals thereafter, sell 25% of his or her original number of lock-up shares during each three-month period.

•
Each insider may, beginning 18 months after the exchange transaction closing and at three-month intervals thereafter, if the 30-day average trading price (immediately preceding the sale) of our common stock is below $4.00 per share, sell a maximum of 25,000 of his or her original number of lock-up shares each three-month period, irrespective of the price.

•
Each former VirtualScopics securities holder, may, beginning 24 months after the exchange transaction closing and at three-month intervals thereafter, sell up to 12.5% of his or her original number of lock-up shares during each three-month period, irrespective of the price.

All former VirtualScopics securities holders who acquire shares of our common stock pursuant to VirtualScopics options assumed by us are considered insiders for purposes of determining the applicable lock-up provisions. All permitted sales of lock-up shares that may be made during each time period are cumulative. All lock-up agreements expire 48 months after the exchange transaction closing.

If we engage an underwriter or placement agent during the 24 months after the closing of the exchange transaction to raise a minimum of $5.0 million through the sale of our common stock and/or other equity securities, in a public offering or private placement, then upon notice of commencing such public offering or private placement, all holders of lock-up shares must, if required by the underwriter or placement agent, refrain from making any sales, transfers or other dispositions in the course of such offering, but, in any event, for not more than 90 consecutive days.

Registration Statement

We have agreed with investors in our private placement to use our commercially reasonable best efforts to file a shelf registration statement with the SEC covering the resale of all shares of common stock underlying the series A preferred stock and warrants issued in connection with the private placement by May 2, 2006. We are obligated to maintain the effectiveness of the shelf registration statement for twelve months after the registration statement becomes effective. If the shelf registration statement is not filed with the SEC by May 2, 2006, then each investor in the private placement is entitled to receive an additional number of shares of our series A preferred stock equal to 2% of the total number of shares of our series A preferred stock purchased by such investor in the private placement for each month (or portion thereof) that we do not file the registration statement with the SEC, up to 20% of the original number of shares of our series A preferred stock purchased by each investor in the private placement.

We also agreed to use our best efforts to respond to all SEC comments to the shelf registration statement (if any) within 20 business days of receiving such comments but in any event not later than 30 business days from the date of receiving such comments. If we fail to respond to the SEC comments within 30 business days of receiving such comments, then each investor in the private placement is entitled to receive an additional number of shares of our series A preferred stock equal to 2% of the total number of shares of our series A preferred stock purchased by such investor in the private placement for each month (or portion thereof) that we do not respond to the SEC’s comments, up to 20% of the original number of shares of series A preferred stock purchased by each investor in the private placement.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Information concerning the principal terms of the exchange transaction and the business of VirtualScopics is set forth below.

The Exchange Transaction

On November 4, 2005, we entered into the Exchange Agreement with VirtualScopics and its members. On November 4, 2005, the exchange transaction provided for in the Securities Exchange Agreement was completed and VirtualScopics became our wholly-owned subsidiary.

Pursuant to the Securities Exchange Agreement, at closing, former members of VirtualScopics received an aggregate of 17,326,571 shares of our common stock, representing approximately 74% of our outstanding common stock and common stock issuable upon conversion of our series A convertible preferred stock sold in our concurrent private placement. In exchange for the shares we issued to the former VirtualScopics members, we acquired 100% of the outstanding membership units of VirtualScopics. The consideration issued in the exchange transaction was determined as a result of arm’s-length negotiations between the parties.

Immediately prior to the exchange transaction closing, VirtualScopics members held outstanding warrants to purchase 559,221 VirtualScopics membership units and options to purchase 2,457,422 VirtualScopics membership units. Pursuant to the Securities Exchange Agreement, we have agreed to issue shares of our common stock upon the exercise of these warrants and options in lieu of VirtualScopics membership units previously issuable thereunder, and, based upon the exchange ratio used for the exchange transaction, we are obligated upon the exercise of these warrants and options to issue 532,490 shares and 2,339,990 shares of our common stock, respectively.

Following the exchange transaction, all of our current business operations will be conducted through our wholly-owned subsidiary, VirtualScopics. See “Description of Business” below. Prior to the exchange transaction, there were no material relationships between us and VirtualScopics, between VirtualScopics and our respective affiliates, directors or officers, or between any associates of VirtualScopics or our respective officers or directors. All of our pre-exchange transaction liabilities were settled prior to closing.

Description of Our Company and its Predecessor

We were formed as a Delaware corporation in 1988 to be a management consulting firm. Prior to the exchange transaction, we provided strategic business planning to small companies. As a result of the exchange transaction, we have succeeded to the business of VirtualScopics and plan to continue this business.

Description of Business

We are a provider of image-based biomarker solutions to the pharmaceutical, biotechnology and medical device industries. We focus on applying our imaging technology in two areas:

•	improve the efficiency and effectiveness of the pharmaceutical and medical device research and development processes; and

•	provide unique products to improve treatment planning and diagnosis of patients in a clinical setting.

Our image-based biomarker measurement and visualization tools enable automated, accurate and reproducible measurement of minute changes that occur in anatomic structures in musculoskeletal, oncological, cardiological and neurological diseases. For pharmaceutical, biotechnology and medical device manufacturers, these tools can significantly alleviate or reduce clinical development bottlenecks by dramatically increasing the speed, accuracy and reliability of the demonstration of a new compound’s efficacy. Further, these measurements can be used to assess the viability of continuing a drug development project and eliminate as soon as possible a drug that is doomed to fail. Early failure is critical to the pharmaceutical industry to prevent the expenditure of limited R&D funds on a drug that will not perform as expected. We believe that this is especially important today with the large number of compounds that are awaiting evaluation.

Our technology may also be applicable in the development of products for patient treatment and surgical planning. We will focus on the deployment of diagnostic tools and services in the areas of arthritis, cancer, cardiology, neurology and other diseases. This diagnostic use has not yet been cleared or approved by the U.S. Food and Drug Administration.

Benefits for Pharmaceutical, Biotech and Medical Device Companies

The benefits to pharmaceutical companies from using our image analysis tools can include shorter clinical development time, and earlier determination of the effectiveness or ineffectiveness of a new drug or compound, thereby permitting curtailment of trials that are not likely to be beneficial and avoiding mistaken termination of compounds that are likely to prove efficacious, through:

•	improved precision in the measurement of existing biomarkers resulting in shorter observation periods, with beneficial cost savings within a clinical trial;

•	new biomarkers, which are better correlated with disease states, again reducing trial length and therefore costs; and

•	reduced processing time for image data analysis through automation.

In addition, our technology reduces aggregate clinical development costs through:

•	improved precision for existing biomarkers, thus requiring smaller patient populations and lower administrative costs; and

•	new biomarkers that serve as better correlates, leading to better early screening and elimination of weak drug candidates in pre-clinical trials.

Benefits to Patients and Health Care Providers in a Diagnostic Setting

The specific diagnostic opportunities that we plan to pursue are treatment monitoring and surgical planning, with particular emphasis on the osteoarthritis and oncology markets. Osteoarthritis and cancer are leading causes of disability and death, respectively, throughout much of the developed world, and technologies for closely monitoring disease progression and response to treatment in both areas are currently lacking. We believe this presents us with a significant market opportunity.

In treatment monitoring and surgical planning, our technology is designed to offer patients and medical insurers the following benefits:

•
improved diagnosis of early stage patients in both osteoarthritis and cancer, which is a vital benefit, as early diagnosis is likely to lead to more successful and less expensive treatment, as well as better patient outcomes;

•
better treatment planning of patients based on determination of patient response to compounds or other treatment options (in oncology, for example, we have demonstrated the ability to determine whether patients are showing response to an anti-angiogenic drug after only 48 hours of treatment) (Glenn Liu et al., Dynamic Contrast-Enhanced Magnetic Resonance Imaging As a Pharmacodynamic Measure of Response After Acute Dosing of AG-013736, an Oral Angiogenesis Inhibitor, in Patients With Advanced Solid Tumors: Results From a Phase I Study,”Journal of Clinical Oncology, vol. 20, August 20, 2005); and

•	enhanced surgical planning leading to shorter and less invasive surgical procedures with improved patient outcomes.

In osteoarthritis, we believe that our technology is the only reliable and scalable technology on the market to be able to assess the current status of the cartilage in the knee, as well as determine if treatment options are improving the patient’s status. Additionally, we believe that our technology is the only one that can measure the health of the other surrounding tissues in the knee joint, including the meniscus and fluid volume, and surrounding muscle and ligament tissue. In oncology, we are the first company able to provide blood flow and volume measurements for cancer diagnosis and monitoring in a standardized and consistent way across multiple institutions (Jerry M. Collins, “Imaging and Other Biomarkers in Early Clinical Studies: One Step at a Time or Re-Engineering Drug Development?,”Journal of Clinical Oncology, vol. 20, August 20, 2005). These measurements are vital for assessing patient response to next-generation anti-angiogenic cancer drugs.

Our Technology Solution

Although the entire suite of our technologies encompasses more than 35 algorithms, the five technologies that form the key differentiators for our solution are as follows:

•	automated segmentation for easier lesion detection and measurement;

•	automated feature extraction for efficient and effective analysis;

•	automated co-registration for tracking changes over time;

•	orthogonal and multi-sequence fusion for integrating information from multiple sources; and

•	ability to measure blood flow and metabolic activity.

The discussion below provides an explanation of the above technologies and how these technologies are unique in comparison to what is presently available.

Automated Segmentation

We have developed a series of algorithms that automatically segment MRI and CT image files into the components seen on the original set of images (i.e., hard tissues, such as bones, and soft tissues including muscles, fat, skin, vasculature, etc.). CT scans use computerized analysis of x-rays to detect tumors. MRIs use magnetic fields and radio-frequency waves to produce three-dimensional (or 3D) images of normal and abnormal tissue. Low-contrast images and non-uniform-illuminated images are automatically segmented as well as, and as easily as, high-contrast image data files. We believe that our successful autosegmentation of both high and low-contrast image data files is an important breakthrough in medical image analysis.

The image produced through the autosegmentation process is extremely significant from a drug discovery standpoint. After the image data file has been autosegmented, the resulting 3D image is a highly accurate, computer-manipulable, composite-model. These models present each component as a separate 3D object. The model can be disassembled structure by structure on the computer screen in much the same way that a plastic composite model can be separated into its components. This capability allows an individual to focus on specific structures and obtain measurements of parameters such as thickness, volume or surface area to determine the efficacy of a drug in changing the size or shape of a lesion or other defect. This approach to measurement contrasts with the time-consuming and costly radiologist-driven evaluation process that is commonly used. Further, the ability to obtain highly accurate, segmented 3D models is designed to enable the use of new biomarkers to determine efficacy.

Other imaging technology developers have created “autorendered” 3D visualizations. These visualizations are “glued-together” images and do not allow for a structure to be segmented into its components in order to obtain the desired measurements to determine efficacy. Once again, the burden is on the radiologist to observe changes in the structure and obtain measurements of the biomarkers.

Automated Feature Extraction

In many cases, the structures that need to be extracted and measured in medical images do not have distinguishable statistical borders with some parts of the surrounding tissue. In these cases, statistics-based segmentation will not be able to fully identify the structures of interest. We handle these cases using an algorithm that combines statistical tissue identification with a 3D geometric model for structure shape that is able to estimate the optimal location for a hypothetical border where none is discernable in the data.

Automated Co-Registration

Another key to our technology for use in determining drug efficacy is a time-lapsed series of segmented MRI or CT image data files collected over a period of days, weeks, months or years. A patent-pending co-registration/disease tracking algorithm is applied to track the changes in a specific patient anatomy/pathology over time. We can create a continuous cine-loop, provide precise measurements, or create 3D motion trajectory maps of slowly changing pathology or degenerating joints. Further, all these phenomena are also presented as numerical values.

These capabilities rely on our core autosegmentation platform to produce ultra-high resolution data files. When a series of ultra-high resolution data files are viewed in sequence through our technology, clinical researchers can automatically track, analyze and measure disease response to drug therapy. Since the data file is segmented, the clinicians can focus in on biomarkers of interest. For example, the volume of the whole brain, including gray and white matter (common biomarkers for determining the effect of drugs aimed at treating certain neurological diseases) can be segmented and measured over time. This capability would significantly improve the drug discovery process for degenerative neurological diseases such as multiple sclerosis, Parkinson’s and Alzheimer’s diseases. Similarly, the time-lapse technology allows musculoskeletal clinical researchers to track a patient’s response to drug treatment for joint diseases such as osteoarthritis.

Standard MRI or CT exams may miss abnormal findings because certain pathologic conditions are dependent on the position of the joint or exist in response to stress. Special positioning devices must be used first to guide and maintain the joint in a specific imaging plane and second to produce the load. Using a series of six image data files collected over a period of minutes, its technology can produce a cine-loop of a joint and its surrounding tissue. This is designed to enable, for example, the assessment of a compound efficacy of diagnostic procedure in treating a ligament tear or the success of ACL tissue repair.

Orthogonal and Multi-Sequence Fusion

Data files are typically based on a single series of MRI or CT images. The reason that autosegmentation has historically been so difficult to achieve is because there is not enough contrast between multiple low-contrast structures, particularly in a standard MRI data file. Somehow the data resolution must be optimized to accentuate the contrast and enable autosegmentation. Our team has developed two new patent-pending data acquisition techniques to enhance our autosegmentation efforts, orthogonal and multi-sequence fusion of image data files. Both of these techniques optimize imaging data and provide the highest possible resolution and contrast in the data file, enabling the application of the autosegmentation algorithms.

Orthogonal fusion starts with two perpendicular series of images, which are fused and then reconstructed. This fusion-reconstruction process enhances inter-plane resolution. This eliminates the discrepancy between in-plane resolution and slice thickness and creates isotropic voxels, increasing the accuracy of the original data and producing an isotropic resolution DICOM data file. The autosegmentation algorithms can then be applied to create ultra-high resolution, isotropic, composite models.

The second technique supporting our autosegmentation algorithms is multi-sequence fusion. Multi-sequence fusion starts when multiple MRI image data files are obtained using different pulse/parameter sequences. An algorithm is then applied which automatically registers and merges the multiple MRI image data files. This enhances the visualization of different tissue types and improves the contrast between tissues. After image data files are fused, they can be segmented to create a 3D composite model containing the information of all the MRI data files. In addition, the sequences have been written by us in such a way that they can acquire multiple data sets in the same time as required for a single data set.

Measurement of Blood Flow and Metabolic Activity

A growing number of anti-cancer drugs both on the market (e.g., Iressa and Avastin) and under development are designed to reduce the blood supply available to tumors, thereby depriving them of the ability to grow and spread. During development, these compounds require the ability to accurately measure blood flow and vascular permeability in vivo, in order to determine dose-response relationships and compound efficacy. In the clinic, this same capability is necessary in order to determine whether a particular patient is responding to treatment. We have developed a method, using dynamic contrast enhanced magnetic resonance imaging (DCE-MRI), to accomplish this. This technique involves repeated imaging, generally every five to ten seconds, for a period of several minutes before and after the injection of a gadolinium-based, FDA-approved, contrast agent. Tracer concentration changes over time can then be measured both in normal and cancerous tissues, and based on this information parameters such as blood flow, blood volume and vascular permeability can be derived. These parameters have been shown to relate directly to the activity of anti-angiogenesis and anti-vascular cancer drugs, and to allow the prediction of response or failure after only a few days of treatment.

Sales and Marketing

Our business development strategy is centered on an active calling effort aimed at pharmaceutical companies, biotechnology companies, principal investigators and clinical research organizations, or CROs. To date, we have made significant inroads by having contracts with 14 of the leading pharmaceutical, biotechnology and medical device companies including Pfizer, Johnson & Johnson (DePuy) and Wyeth.

We continue to grow our business by leveraging relationships with our current customers. Our current customers have begun introducing us to other therapeutic groups within their organization. We continue to receive positive feedback from our customers, which has resulted in new projects.

In March 2004, we entered into a services and co-marketing agreement with Chondrometrics GmbH and a consulting agreement with Dr. Felix Eckstein, the founder of that company. Dr. Eckstein is an internationally recognized authority in osteoarthritis research, especially as it relates to cartilage degeneration. These agreements were intended to leverage the research activities between us and Dr. Eckstein and co-market each party’s services. The agreements expire on December 31, 2006, and automatically renew in one-year increments until either party delivers written notice of its intention not to renew.

In June 2005, we signed a non-exclusive partnership agreement with Research Dynamics Consulting Group Ltd. (a Rochester-based CRO) to co-market the clinical research services and technologies of both companies. The arrangement allows for either party to receive a 6.5% commission on the introduction of potential new customers.

Complementing our sales and marketing effort, we actively participate in medical conferences to showcase our technology, as well as collaborating with principal investigators on their academic research, which often results in highly visible, published research. We have already built a strong base of clinical collaborators across varied disease platforms.

We are continuing an active sales and marketing effort and are currently in discussions with a number of additional potential customers to form business and/or strategic alliances.

Pfizer Strategic Alliance

In July 2002, we entered into a multi-year strategic alliance under a clinical imaging and services agreement with Pfizer, which was expanded and renewed for two years in July 2005, to accelerate the discovery, validation and application of image-based biomarkers for clinical research. As part of the agreement, Pfizer made an equity investment in VirtualScopics which is now represented by our common stock that Pfizer received in the exchange transaction. Pursuant to the terms of the agreement with Pfizer, we granted Pfizer a worldwide, non-exclusive, perpetual, royalty-free license to use, reproduce and modify "tool boxes" that we develop for Pfizer using our image analysis tools technology and that Pfizer will use for the research and development of its pharmaceutical products. The relationship enables Pfizer to apply our technology to ongoing clinical research in an effort to identify and validate biomarkers correlating to clinical outcomes. The biomarkers may then be used to assess the efficacy of new pharmaceutical compounds in the clinical trial process.

This alliance represents a growing trend in the pharmaceutical industry to apply new technologies to accelerate the clinical development of compounds. Pfizer has a long history of investing in new clinical technologies and is considered an industry leader in this area. Approximately 70% of our revenues for the 12 month period ending December 31, 2005 are expected to be attributable to Pfizer.

Industry Background and Market Trends

Market in Pharmaceutical and Medical Device Development

The current market for MRI and CT image analysis in clinical drug trials is approximately $140 million and is growing at over a 50% annual rate. The market is expected to exceed $1.0 billion annually by 2010. The use of MRI and CT imaging to determine efficacy of drugs is expected to continue rapid growth.

Growth is a function of:

•	the FDA’s desire to use MRI and CT imaging to determine efficacy due to its non-invasive nature;

•	the pharmaceutical industry’s desire to accelerate the time to market and reduce the cost of clinical drug trials; and

•	an increase in the number of drugs undergoing clinical trials owing to significant and growing pharmaceutical R&D.

Currently, the most significant bottleneck in drug development is the clinical trial process. In a recent study, Lehman Brothers and McKinsey & Co. estimate that the clinical development phase takes approximately seven years (50% of the total time) and $690 million (80% of the total cost of drug development), as illustrated below.

Total Time to Development a New Pharmaceutical Compound
Years

Total Cost to Develop a New Pharmaceutical Compound
($million)

Source: Lehman Brothers and McKinsey & Co.

Image Analysis and Image-Based Biomarker Development

We have conducted extensive primary research to determine the current size of the market for image analysis services in the pharmaceutical industry. The information was collected as part of our discussions with many of the major companies that currently serve the industry. These include Bio-Imaging Technologies, Synarc, Beacon Bioscience, Perceptive, Duke Image Analysis Laboratories and Boston University, as well as a number of other academic centers in the United States and Europe. We have found that the market is fragmented, with approximately $140 million in total annual revenues projected for 2005.

The industry is currently undergoing a rapid growth phase as the use of imaging end-points is becoming more accepted by the FDA and the number of compounds being tested by pharmaceutical companies continues to increase. We estimate the annual growth rate for the market at 40% to 60% for the next five years. Our estimates are based on a bottom-up calculation of the individual growth rates of the companies and academic centers within the industry. Some of the largest players, which offer the broadest set of capabilities, are growing even faster. Specifically, Bio-Imaging Technologies, Perceptive (division of Parexel), Synarc and Beacon Bioscience.

We have also conducted extensive market research to fully understand the potential market opportunity for image analysis and image-based biomarker development for clinical drug studies. This research entailed meetings and phone interviews with leading experts in the areas of medical imaging, drug development and medical research, and with specialists in neurology, oncology and musculoskeletal disorders. More than 20 companies and academic centers (which serve as clinical trial sites) participated in our market research. Based on this research, we estimate that the market, which has projected sales of $140 million in 2005, has the potential to continue to grow at a 50% annual rate to reach $1.0 billion in total sales by 2010.

The following table displays the number of drugs, in all therapeutic areas, currently in Phases II and III, the average number of patients in a study, which is based on our own experience and confirmed through market research, and the average number of scans per patient annually. We have assumed that within the next five years between 25% and 40% of clinical trials will be using MRI or CT to determine efficacy. We estimate that approximately 35% of clinical trials can use imaging end-points to better determine efficacy. These include oncology, musculoskeletal and neurology clinical trials, and cardiology trials. The $750 assumed charge per image is based on our current price of $800 and the average market rate for premium image analysis services.

Total Market Potential in 2010

	No. of Drug Trials*	% of Trials using MRI/CT in 2010 in targeted areas	No. of Patients	No. of Revisits/ Annual Scans	Price Per Image	Market Potential
Phase I & II	2,107	35%	100	3	$750	$166 million
Phase III	719	35%	1250	3	$750	$708 million
Totals	2,826					$874 million
*Source: Biospace.com (September 2005)

It is likely that this estimate of market potential is conservative. This is based on the fact that the number of drugs in Phase II and III studies will continue to increase due to the pharmaceutical companies’ significant and growing R&D budgets, combined with the likelihood that greater than 35% of the studies will rely on MRI or CT imaging.

Market for Diagnostic Applications

Currently, more than 355 million people worldwide have arthritis (joint inflammation), according to published data. Arthritis is one of the most prevalent diseases and leading cause of disabilities in the United States, affecting nearly 46 million Americans of all ages, or about one of every six people. Arthritis is one of the most prevalent chronic health problems and the nation’s leading cause of disability among Americans over age 15. There are more than 100 types of arthritis, such as osteoarthritis, rheumatoid arthritis (and juvenile rheumatoid arthritis), gout and psoriatic arthritis. Arthritis has been reported as the cause of disability more than any other chronic disease including back pain, heart or lung conditions, diabetes or cancer.

Osteoarthritis, a degenerative joint disease and one of the most common forms of arthritis, affects almost 190 million people worldwide (53% of arthritis patients) and 20.7 million Americans. It primarily affects the joint cartilage. It usually affects the weight-bearing joints, such as knee, feet, spine and fingers. It results in nearly 39 million physician visits annually in the United States, according to statistics from the Arthritis Foundation and Centers for Disease Control & Prevention, 2002 and 2005.

An increasing trend is the use of imaging technology, as it provides a non-invasive method, to diagnose and plan for the treatment of diseases. Currently, the aggregate market for medical imaging services by hospitals and imaging centers generates $48 billion in annual revenues. We plan to tap into this market by providing quantification and visualization services for existing MRI and CT imaging modalities.

There are approximately 20,000 CT scanners and 14,000 MRI scanners in use globally. Assuming one image per week is sent from each of the scanners to us for analysis at an average price per analysis of $250, the resulting opportunity approximates $850 million annually.

Image Analysis Solutions in Pharmaceutical and Medical Device Industries

Drug discovery and development has been constrained by the lack of accurate image analysis tools and appropriate image-based biomarkers. In many clinical studies, X-ray is the chosen modality for evaluating a compound’s efficacy. X-ray imaging in drug discovery has significant limitations, which include:

•	partial or complete inability to detect changes in a region of interest due to poor contrast or occlusion;

•	subject to inter/intra-observer variability - error in radiologist measurements can amount to upwards of 30% for small structures of interest;

•	the need for a radiologist to perform manual tracings is not only subject to error, but is also time consuming; and

•	reliance on a radiologist for biomarker measurements results in very limited throughput.

The constraints mentioned above can add months and years to the drug discovery process.

The use of MRI and CT to determine drug efficacy is increasing, owing to its superior information content relative to X-ray. MRI and CT are more sensitive to pathology, provide higher contrast for soft tissue and are three-dimensional. These attributes improve the detection of disease and the ability to monitor disease progression over time. While MRI and CT are preferred modalities, they too suffer from the need to have a radiologist review the images, detect disease, monitor progression and, when necessary, perform manual calculations.

Diagnostic Service in the Arthritis Market

Outside of cardiovascular diseases, arthritis is the most common disease in the United States affecting the population at large. Arthritis is the source of at least 44 million visits to health care providers, 744,000 hospitalizations, and 4 million days of hospital care per year. Nearly 60% of persons with arthritis are in the working age population, and they have a low rate of labor force participation.

Disabilities and illness from arthritis have a sizable impact on the U.S. economy. The estimated cost of arthritis is about $64.8 billion. Of this amount, 24% was attributable to direct medical costs and 76% was attributable to indirect costs from lost wages. Drug sales of anti-arthritics in the United States totaled $1.7 billion for the year ended November 1998 for 70.5 million prescriptions dispensed. In the United States, more than $35 billion is spent annually on medical expenses and lost wages related to osteoarthritis, according to the CDC.

In the early stages, arthritis is generally treated with conservative nonsurgical measures. Ultimately, if the disease does not respond to these options, several surgical remedies (i.e., arthroscopic surgery and cartilage grafting) are used. Joint replacement is often used to relieve the pain and disability that accompanies all types of arthritis.

Early diagnosis is important to begin treatment that can help relieve pain, improve mobility and minimize long-term disability. Currently, patients go through a long “trial-and-error” period with their physicians in an attempt to find a drug or appropriate life style change that relieves pain without causing severe side effects.

Intellectual Property

We depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our services from our competitors’ products and services. We consider our patented technology and the technology for which we have applied for patent protection to be of material importance to our business plan. We hold 6 patents issued by the United States Patent and Trademark Office. We have also applied for a number of other patents, both domestically and in foreign jurisdictions. To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures, copyright, trademark and patent laws. Our policy is to require employees and consultants to execute confidentiality and invention assignment agreements upon the commencement of their relationship with us. These agreements provide that confidential information developed or made known during the course of a relationship with us must be kept confidential and not disclosed to third parties except in specific circumstances and for the assignment to us of intellectual property rights developed within the scope of the employment relationship.

Competition

Our competition is largely comprised of a limited number of university research centers that are working on developing the next generation of image analysis tools. Aside from the university centers, there are a few commercial entities that have a desire to provide these advanced image services; however, we believe they are constrained by their lack of technical capabilities.

One group of potential competitors is clinical research organizations providing clinical trial services to pharmaceutical companies. As of the date of this report, we believe that none of the leading CROs have technology capabilities that are comparable to our technology.

CROs typically provide manual and non-differentiated interpretation of medical images for the pharmaceutical industry. The second group of competitors are technology companies that provide 3D visualization technology to medical equipment manufacturers and hospitals. We may compete with these companies in providing diagnostics services to the market.

We believe that currently there is an opportunity for us to establish a technology advantage and a set of differentiated services in the advanced image-based biomarker market.

Competitors in Accelerating Pharmaceutical and Medical Device Development

The main CROs which participate in imaging trials are Bio-Imaging Technologies, Synarc, Perceptive and Beacon Bioscience. These companies use heavily manual approaches that are unable to quantify minute structures in medical images. As a result, it may be difficult for them to offer differentiated services to achieve large margins. Additionally, some academic centers have worked on software that has applications for neurological diseases. These academic centers include Duke Image Analysis Laboratory, University of Pennsylvania, University of Montreal and University of California at San Francisco. However, we believe these organizations lack the required FDA compliance standards and ability to scale their operations to meet customer demand and we believe they offer inferior technology.

Based on our research and feedback from our customers, we believe that our technology is superior to the technologies and methods currently utilized by CROs because of our patented autosegmentation capabilities, patent-pending data processing techniques and orthogonal and multi-sequence fusion. These proprietary processing techniques enhance the MRI or CT data file and allow for segmentation of the most complex structures that are critical to evaluation of disease progression. For example, currently CROs are unable to provide automated volumetric quantification of meniscus volume, bone marrow edema volume, T2 lesions volume and cartilage roughness. Our work has shown that all of these end-points are critical markers for determining the stage of osteoarthritis in patients.

We believe CROs recognize the pharmaceutical industry’s desire to have a quicker, less costly and more efficient means of determining efficacy through imaging, but they have not focused on developing the technology. It is highly likely that CROs will obtain the desired capabilities through the acquisition of a company that has developed the necessary image analysis technology. Given that there are a limited number of entities with automated segmentation and measurement technology, an acquisition of such an entity by a CRO would position the CRO at the forefront of a growing market.

Academic institutions such as the University of Pennsylvania, University of Montreal and University of California at San Francisco tend to have more advanced technology than their commercial peers. However, their commercial efforts are constrained by being part of an academic institution.

Indirect Competitors in Diagnostic Market

Our three-dimensional visualization software offers significant advantages for viewing joint images. Our software is able to not only create 3D visualization, but also to separate a volume into its component structures, i.e., hard tissues, such as bones, and soft tissues, including muscles, fat, skin and vasculature. Low-contrast images and those with non-homogeneous gross intensity are automatically segmented as well as, and as easily as, high-contrast image data files. The successful segmentation of both high and low-contrast image data files is an important breakthrough in medical image analysis. This capability allows an analyst to focus on specific biomarkers and obtain volume and shape measurements of biological structures, such as cartilage, meniscus, fluid and bone narrow edema.

The need to diagnose and to provide treatment and surgical planning for osteoarthritis patients is not a new problem. As a result, many large and small companies have been trying to find a solution. The treatment and surgical planning for a number of diseases is hampered by the lack of appropriate measurements and visualization tools. It is difficult and extremely challenging to determine compound efficacy in a disease such as osteoarthritis.

We have identified the research efforts of the following companies as potential competition due to our attempts to solve similar problems. These companies are Vital Images, Cedara, Medical Media Systems, R2 Technology and ViaTronix. Customers such as GE Healthcare, Philips, Siemens and Toshiba currently use software from these companies.

Government Regulation

Healthcare is heavily regulated by the federal government, and by state and local governments. The federal laws and regulations affecting healthcare change constantly, thereby increasing the uncertainty and risk associated with any healthcare-related company such as VirtualScopics.

The federal government regulates healthcare through various agencies, including the following:

•	the Food and Drug Administration, or FDA, which administers the Food, Drug, and Cosmetic Act, or FD&C Act, as well as other relevant laws;

•	Centers for Medicare & Medicaid Services, or CMS, which administers the Medicare and Medicaid programs;

•
the Office of Inspector General, or OIG, which enforces various laws aimed at curtailing fraudulent or abusive practices, including by way of example, the Anti-Kickback Law, the Anti-Physician Referral Law, commonly referred to as Stark, the Anti-Inducement Law, the Civil Money Penalty Law, and the laws that authorize the OIG to exclude health care providers and others from participating in federal healthcare programs; and

•	the Office of Civil Rights which administers the privacy aspects of the Health Insurance Portability and Accountability Act of 1996, or HIPAA.

All of the aforementioned are agencies within the Department of Health and Human Services, or HHS. Healthcare is also provided or regulated, as the case may be, by the Department of Defense through its TriCare program, the Public Health Service within HHS under the Public Health Service Act, the Department of Justice through the Federal False Claims Act and various criminal statutes, and state governments under the Medicaid program and their internal laws regulating all healthcare activities.

FDA

We currently meet the requirements of Good Clinical Practices: Consolidated Guidance, which governs the conduct of clinical trials, and our software complies with the FDA’s Regulation 21 CFR Part 11 (Electronic Records; Signatures) and 21 CFR Part 820.30, which outline the requirements for design controls in medical devices.

The FDA regulates medical devices. A “medical device,” or device, is as an article, including software and software associated with another medical device, which, among other things, is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, in man or other animals. Computer software that complements a CT or MRI scan, such as VirtualScopics, is considered a medical device and is therefore subject to FDA regulation. Even when used to assist clinical trials, the software may be considered a medical device subject to clearance or approval by the FDA, as discussed below, depending on how the software is used.

To date, no such FDA clearance or approval has been sought or granted and, accordingly, our sales have been limited to those uses not requiring FDA clearance or approval. Absent such approval or clearance and to comply with the FD&C Act, our current sales to pharmaceutical companies for use in clinical drug trials is limited to those protocols where the image-based product is used by radiologists to facilitate their observations of and to document MRI or CT scans. Our significant growth in the clinical drug trial area depends on acceptance by the FDA of image-based biomarkers for new drug approvals. No assurance can be given that the FDA will continue or increase acceptance of biomarkers for new drug approvals. We would need to obtain FDA clearance or approval, as discussed below, before using our technology and services for diagnostic or treatment planning in a clinical setting or as part of a clinical trial. No assurance can be given that such clearance or approval would be granted or that it would be granted in a timely manner.

Devices are subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation be conducted before a device receives approval for commercial distribution. In the United States, we generally are able to obtain permission to distribute a new device in two ways. The first applies to any new device that is substantially equivalent to a device first marketed prior to May 1976. In this case, to obtain FDA permission to distribute the device, we generally must submit a premarket notification application (a section 510(k) submission), and receive an FDA order finding substantial equivalence to a device (first marketed prior to May 1976) and permitting commercial distribution of that device for its intended use. A 510(k) submission must provide information supporting its claim of substantial equivalence to the predicate device.

If clinical data from human experience are required to support the 510(k) submission, these data must be gathered in compliance with investigational device exemption (IDE) regulations for investigations performed in the United States. The 510(k) process is normally used for software products of the type that we propose distributing. The FDA review process for premarket notifications submitted pursuant to section 510(k) takes on average about 90 days, but it can take substantially longer if the agency has concerns, and there is no guarantee that the agency will “clear” the device for marketing, in which case the device cannot be distributed in the United States. Nor is there any guarantee that the agency will deem the article subject to the 510(k) process, as opposed to the more time-consuming and resource intensive and problematic, premarket approval, or PMA, process described below.

The second, more comprehensive, approval process applies to a new device that is not substantially equivalent to a pre-1976 product. In this case, two steps of FDA approval generally are required before we can market the product in the United States. First, we must comply with IDE regulations in connection with any human clinical investigation of the device. Second, the FDA must review our PMA application, which contains, among other things, clinical information acquired under the IDE. The FDA will approve the PMA application if it finds there is reasonable assurance the device is safe and effective for its intended use.

Certain changes to existing devices that do not significantly affect safety or effectiveness can be made with in vitro testing under reduced regulatory procedures, generally without human clinical trials and by filing a PMA supplement to a prior PMA. Exported devices are subject to the regulatory requirements of each country to which the device is exported, as well as certain FDA export requirements.

After approval or clearance to market is given, the FDA and foreign regulatory agencies, upon the occurrence of certain events, have the power to withdraw the clearance or require changes to a device, its manufacturing process, or its labeling or additional proof that regulatory requirements have been met.

A device manufacturer is also required to register with the FDA. As a result, we may be subject to periodic inspection by the FDA for compliance with the FDA’s Quality System Regulation requirements and other regulations. In the European Community, we are required to maintain certain International Organization for Standardization (ISO) certifications in order to sell product and to undergo periodic inspections by notified bodies to obtain and maintain these certifications. These regulations require us to manufacture products and maintain documents in a prescribed manner with respect to design, manufacturing, testing and control activities. Further, we are required to comply with various FDA and other agency requirements for labeling and promotion. The Medical Device Reporting regulations require that we provide information to the FDA whenever there is evidence to reasonably suggest that a device may have caused or contributed to a death or serious injury or, if a malfunction were to occur, could cause or contribute to a death or serious injury. In addition, the FDA prohibits us from promoting a medical device for unapproved indications.

Medicare and Medicaid

Inasmuch as a significant percentage of the projected patient population that could potentially benefit from our device are elderly, Medicare would likely be a potential source of reimbursement. Medicare is a federal program that provides certain hospital and medical insurance benefits to persons age 65 and over, certain disabled persons, persons with end-stage renal disease, and those suffering from Lou Gehrig’s Disease. In contrast, Medicaid is a medical assistance program jointly funded by federal and state governments and administered by each state pursuant to which benefits are available to certain indigent patients. The Medicare and Medicaid statutory framework is subject to administrative rulings, interpretations and discretion that affect the amount and timing of reimbursement made under Medicare and Medicaid.

Medicare reimburses for medical devices in a variety of ways depending on where and how the device is used. However, Medicare only provides reimbursement if CMS determines that the device should be covered and that the use of the device is consistent with the coverage criteria. A coverage determination can be made at the local level by the Medicare administrative contractor (formerly called carriers and fiscal intermediaries), a private contractor that processes and pays claims on behalf of CMS for the geographic area where the services were rendered, or at the national level by CMS through a National Coverage Determination. There are new statutory provisions intended to facilitate coverage determinations for new technologies, but it is unclear how these new provisions will be implemented. Coverage presupposes that the device has been cleared or approved by the FDA and further, that the coverage will be no broader than the approved intended uses of the device (i.e., the device’s label) as approved or cleared by the FDA, but coverage can be narrower. In that regard, a coverage determination may be so limited that relatively few patients will qualify for a covered use of the device; a narrow Medicare coverage determination may undermine the commercial viability of the device.

A coverage determination, whether local or national, is a time-consuming, expensive and highly uncertain proposition especially for a new technology and inconsistent local determinations are possible. On average, according to an industry report, Medicare coverage determinations for medical devices lag 15 months to five years or more behind FDA approval for that device. Moreover, Medicaid programs and private insurers are frequently influenced by Medicare coverage determinations.

Even if Medicare covers a device for certain uses, that does not mean that the level of reimbursement will be sufficient for commercial success. The Medicare reimbursement levels for covered procedures are determined annually through two sets of rulemakings, one for outpatient departments of hospitals under the Outpatient Prospective Payment System, or OPPS, and the other, for procedures in physicians’ offices under the Resource-Based Relative Value Scales, or RBRVS (i.e., Medicare fee schedule). If the use of a device is covered by Medicare, a physician’s ability to bill a Medicare patient more than the Medicare allowable amount is significantly constrained by the rules limiting balance billing. For covered services in a physician’s office, Medicare normally pays 80% of the Medicare allowable amount and the beneficiary pays the remaining 20%, assuming that the beneficiary has met his or her annual Medicare deductible and is not also a Medicaid beneficiary. For services performed in an outpatient department of a hospital, the patient’s co-payment under Medicare may exceed 20% depending on the service. Usually, Medicaid pays less than Medicare, assuming that the state covers the service. In addition, private payors, including managed care payors, increasingly are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk. Efforts to impose greater discounts and more stringent cost controls upon healthcare providers, e.g., physicians, by private and public payors are expected to continue.

Fraud and Abuse

There are extensive federal and state laws and regulations prohibiting fraud and abuse in the healthcare industry that can result in significant criminal and civil penalties that can materially affect us. These federal laws include, by way of example, the following:

•
The anti-kickback statute prohibits certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare, Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other governmental programs;

•
The physician self-referral prohibition (commonly referred to as the Stark Law), which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians (or their immediate family members) have ownership interests or with which they have certain other financial arrangements;

•	The anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program;

•
The False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment to the federal government (including the Medicare and Medicaid programs); and

•	The Civil Monetary Penalties, which authorizes the United States Department of Health and Human Services to impose civil penalties administratively for fraudulent or abusive acts.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both. These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of whether the service was reimbursed by Medicare or Medicaid. Many states have also adopted or are considering legislative proposals to increase patient protections, such as limiting the use and disclosure of patient specific health information. These state laws also impose criminal and civil penalties similar to the federal laws.

In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. Recent federal and state legislation has greatly increased funding for investigations and enforcement actions which have increased dramatically over the past several years. This trend is expected to continue. Private enforcement of healthcare fraud also has increased due in large part to amendments to the civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons may be filed by almost anyone, including present and former patients or nurses and other employees, and even competitors. HIPAA, in addition to its privacy provisions, created a series of new healthcare related crimes.

As federal and state budget pressures continue, federal and state administrative agencies may also continue to escalate investigation and enforcement efforts to root out waste and to control fraud and abuse in governmental healthcare programs. A violation of any of these federal and state fraud and abuse laws and regulations could have a material adverse effect on a suppliers’ liquidity and financial condition. An investigation into the use of a device by physicians may dissuade physicians from either purchasing or using the device.

Privacy Provisions of HIPAA

HIPAA, among other things, protects the privacy and security of individually identifiable health information by limiting its use and disclosure. HIPAA directly regulates “covered entities” (healthcare providers, insurers and clearinghouses) and indirectly regulates “business associates” with respect to the privacy of patients’ medical information. All entities that receive and process protected health information are required to adopt certain procedures to safeguard the security of that information. It is uncertain whether we would be deemed to be a covered entity under HIPAA and it is unlikely that we would, based on our current business model, be a business associate. Nevertheless, we will likely be contractually required to physically safeguard the integrity and security of any patient information that we receive, store, create or transmit. If we fail to adhere to our contractual commitments, then our physician customers may be subject to civil monetary penalties.

Employees

As of November 4, 2005, we had 41 employees and six contract radiologists. Of our employees, 33 are full-time, four have Ph.D.’s and six have a master’s degree in their respective scientific fields.

Cautionary Statements

We have a limited operating history, which limits the information available to you to evaluate our business, and have a history of operating losses and uncertain future profitability.

VirtualScopics was formed in July 2000 and began generating revenue in December 2000. VirtualScopics has incurred significant losses from operating activities since it began operations, including cumulative net losses of $7.9 million (as of June 30, 2005) over the last four and a half years. Limited operating and financial information is available to evaluate our historical performance and future prospects. Thus, we face the risks and difficulties of an early-stage company including the uncertainties of market acceptance, competition, cost increases and delays in achieving business objectives. There can be no assurance that we will succeed in addressing any or all of these risks or that we will achieve future profitability, and the failure to do so would have a material adverse effect on our business, financial condition and operating results.

Because the image-based biomarker technologies industry is new and evolving, its future growth or ultimate size is difficult to predict. Our business will not grow if the use of image-based biomarkers does not continue to grow.

We are a provider of image-based biomarker solutions in the emerging image-based biomarker industry. Our industry is in the early stages of market acceptance of products and related services and is subject to rapid and significant technological change. Because of the new and evolving nature of technologies comprising image-based biomarker solutions and services, it is difficult to predict the size of the image-based biomarker market, the rate at which the market for our services will grow or be accepted, if at all, or whether emerging technologies will render our services less competitive or obsolete. If the market for our services fails to develop or grows more slowly than anticipated, we would be significantly and materially adversely affected.

If our products and services do not achieve market acceptance, we may not achieve our revenue and earnings goals in the time projected, or at all.

If we are unable to operate our business as contemplated by our business model or if the assumptions underlying our business model prove to be unfounded, we could fail to achieve our revenue and earnings goals within the time we have projected, or at all, which would have a detrimental effect on our businesses. Our ability to generate revenues is highly dependent on building and maintaining relationships with leading pharmaceutical, medical device, medical technology and healthcare companies. No assurance can be given that a sufficient number of such companies will demand our services or other image-based biomarker services, thereby expanding the overall market for image-based biomarker services and enabling us to increase our revenue to the extent expected. In addition, the rate of the market’s acceptance of MRI and CT image-based biomarkers cannot be predicted. Failure to attract and maintain a significant customer base would have a detrimental effect on our business, operating results and financial condition.

Our future growth will be harmed if we are unsuccessful in developing and maintaining good relationships with marketing and distribution entities.

Our business strategy may in the future be dependent on our ability to develop relationships with marketing and distribution entities such as CROs, and medical technology companies that allow us to increase our throughput capacity, specifically for conducting Phase III clinical trials. These entities recommend our services to our clients, provide us with referrals and help us build presence in the market. These relationships require a significant amount of time to develop. Currently, we have established a limited number of these relationships. We must expand current relationships and establish new relationships to grow our business in accordance with our business plan. We may not be able to identify, establish, expand and maintain good relationships with quality distribution entities. Additionally, it is uncertain that such relationships will fully support and recommend our services. Our failure to identify, establish, expand and maintain good relationships with quality marketing and distribution entities would have a material and adverse effect on our business.

We are dependent on our strategic alliance with Pfizer until we can diversify our customer base, and a significant portion of our resources are required to maintain this alliance.

While we continue to pursue a broad range of customers, our agreement with Pfizer will require us to devote a substantial portion of our business efforts to this strategic alliance. We currently project that Pfizer projects will represent approximately 70% of our revenue in 2005. We anticipate that our revenues from Pfizer will continue to grow, however, the relative percentage of the Pfizer business will decline as we continue to broaden our customer base. Therefore, at present, our results will depend heavily on our strategic alliance with Pfizer and the delivery of our services to Pfizer. Additionally, Pfizer may terminate its contractual relationship with us for any or no reason on 30 days’ advance notice. A decision by Pfizer to discontinue or limit our relationship could have a material adverse impact on our business.

The majority of the contracts we have with customers are cancelable for any reason by giving 30 days’ advance notice.

Our customers typically engage us to perform services for them on a project-by-project basis and are required by us to enter into a written contractual agreement for the work, labor and services to be performed. Generally, our project contracts are terminable by the customer for any or no reason on 30 days’ advance notice to us. If a number of our customers were to exercise cancellation rights, our business and operating results would be materially and adversely affected.

Our operating results will be harmed if we are unable to manage and sustain our growth.

Our business is unproven on a large scale and actual operating margins may be less than expected. If we are unable to scale our capacity efficiently, we may fail to achieve expected operating margins, which would have a material and adverse effect on our operating results.

Our products and services may become obsolete if we do not effectively respond to rapid technological change on a timely basis.

Our services are new and our business model is evolving. Our services depend on the needs of our customers and their desire to utilize image-based biomarkers in drug development, new medical device development and clinical diagnosis and treatment. Since the image-based biomarker industry is characterized by evolving technologies, uncertain technology and limited availability of standards, we must respond to new research findings and technological changes affecting our customers and alliance partners. We may not be successful in developing and marketing, on a timely and cost-effective basis, new or modified products and services, which respond to technological changes, evolving customer requirements and competition. If we are unsuccessful in this regard, our business and operating results could be materially and adversely affected.

If we fail to recruit and retain qualified senior management and other key personnel, we will not be able to execute our business plan.

Our business plan requires us to hire a number of qualified personnel, as well as retain our current key management employees. The industry is characterized by heavy reliance on luminaries and opinion leaders in the therapeutic areas. We must, therefore, attract leading medical and engineering talent both as full-time employees and as collaborators, to be able to execute our business strategy. Presently, our key senior management and key employees are: Dr. Saara Totterman, Chief Medical Officer, Dr. Jose Tamez-Pena, Chief Technology Officer, and Dr. Edward Ashton, Vice President of Product Development.

We have not entered into employment agreements with any members of our key senior management team, although our agreements with some of these members contain confidentiality and non-competition provisions. The loss of the services of one or more of our senior managers could impair our ability to execute our business plan, which could hinder the development of products and services and materially and adversely affect our business and results of operation.

If we fail to protect our intellectual property, our current competitive strengths could be eroded and we could lose customers, market share and revenues.

Our viability will depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our service from our competitors’ products and services. To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures, copyright, trademark and patent laws.

We hold United States patents which begin to expire in November 2018 and end in October 2022. We have a number of foreign filings pending, or issued, which cover the technology that is the subject of our United States patents. We also have a number of pending United States patent applications with corresponding foreign filings. In addition, we are developing a number of new innovations for which we intend to file patent applications. No assurance can be given that any of these patents will afford meaningful protection against a competitor or that any patent application will be issued. Patent applications filed in foreign countries are subject to laws, rules, regulations and procedures that differ from those of the United States, and thus there can be no assurance that foreign patent applications related to United States patents will issue. If these foreign patent applications issue, some foreign countries provide significantly less patent protection than the United States. In addition, our contractual relationships, including our strategic alliance with Pfizer, gives proprietary rights, including ownership rights, in proprietary technology to parties other than us. The status of patents involves complex legal and factual questions and the breadth of claims issued is uncertain. Accordingly, there can be no assurance that our patents, and any patents that may be issued to us in the future, will afford protection against competitors with similar technology. No assurance can be given that patents issued to us will not be infringed upon or designed around by others or that others will not obtain patents that we would need to license or design around. If others’ existing or future patents containing broad claims are upheld by the courts, the holders of such patents could require companies, including us, to obtain licenses or else to design around those patents. If we are found to be infringing third-party patents, there can be no assurance that any necessary licenses would be available on reasonable terms, if at all.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products and services or obtain and use information that we regard as proprietary. Unauthorized use of our proprietary technology could harm our business. Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and there can be no assurance that we will be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Although we believe that our products and services do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur which could have a material adverse effect on our business.

Our business is heavily reliant upon patented and patentable systems and methods used in our image-based biomarker solutions and related intellectual property. In the event that products and services we sell are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products and services or obtain a license for the manufacture and/or sale of such products and services. In such event, there can be no assurance that we would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business. Moreover, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. In addition, if our products and services or proposed products and services are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business.

We are subject to numerous pharmaceutical, medical device and healthcare industry regulations, which could adversely affect the nature and extent of the products and services we offer.

Many aspects of the pharmaceutical, medical device and healthcare industry are subject to regulation at the federal level. From time to time, the regulatory entities that have jurisdiction over the industry adopt new or modified regulations or take other actions as a result of their own regulatory processes or as directed by other governmental bodies. This changing regulatory environment could adversely affect the nature and extent of the services we are able to offer.

To date, our sales have been limited to those uses not requiring FDA clearance or approval. To significantly expand our business, we would need to obtain FDA clearance or approval before marketing our products. There can be no assurance that such clearance or approval would be granted or that it would be granted in a timely manner. Our inability to obtain the requisite clearance or approval from the FDA may have a significant adverse financial impact on our operations and financial viability. To effectively market our products to physicians as a diagnostic and treatment aid, we would also need to obtain appropriate coverage and favorable reimbursement from third-party payors, such as Medicare. There can be no assurance that appropriate coverage would be granted or that reimbursement levels or conditions of coverage would be adequate to ensure acceptance among physicians.

We may in the future experience competition from academic sites and imaging CRO’s.

Competition in the development of image-based biomarker technologies is expected to become more intense. Competitors range from university-based research and development projects to development stage companies and major domestic and international companies. Many of these entities have financial, technical, marketing, sales, distribution and other resources significantly greater than ours. There can be no assurance that we can continue to develop our biomaker technologies or that present or future competitors will not develop technologies that render our image-based biomaker technology obsolete or less marketable or that we will be able to introduce new products and product enhancements that are competitive with other products marketed by industry participants.

The trading price of our stock may be adversly affected if we are not able to expand.

Our future plans are based on the assumption that we will derive from the use of our technology in diagnostic products. We have also assumed that we would be able to fund the development and growth of this part of our business from, in part, our existing and projected revenue from pharmaceutical clinical trials. Before we can expand our business, will need significant further development and marketing of our technology for use in diagnostic products. We have not, at this time, identified all of the development and marketing requirements for this application of our technology. If we are unable to generate the necessary funds for this development and marketing and our expansion, we may be required to seek additional capital to fund these activities. In addition, if our plans or assumptions with respect to our business change or prove to be inaccurate, we may be required to use part or all of the net proceeds we received in the private placement to fund such expenses and/or seek additional capital. This will depend on a number of factors, including, but not limited to:

•	our ability to successfully market our products;

•	the growth and size of the image-based biomarker technology industry;

•	the market acceptance of our products and services; and

•	our ability to manage and sustain the growth of our business.

If we need to raise additional capital, it may not be available on acceptable terms, or at all. Our failure to obtain required capital would have a material adverse effect on our business. If we issue additional equity securities in the future, you could experience dilution or a reduction in priority of your securities.

There has been no active public market for our securities.

There has been no active public market for our stock to date. An active public market for our common stock may not develop or be sustained.

The market price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, such as product liability claims or other litigation; the announcement of new products or product enhancements by us or its competitors; developments concerning intellectual property rights and regulatory approvals; quarterly variations in our competitors’ results of operations; changes in earnings estimates or recommendations by securities analysts; developments in our industry; and general market conditions and other factors, including factors unrelated to our own operating performance.

Because we became public through a “reverse public offering,” we may not be able to attract the attention of major brokerage firms.

Additional risks are associated with becoming public through a “reverse public offering.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary public offerings on behalf of us in the future.

Our common stock may be considered a “penny stock” and may be difficult to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock may drop below $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our shareholders to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, our shareholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of the shares of our common stock are eligible for sale, and their sale could depress the market price of the our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. In the exchange transaction, we issued 17,326,571 shares of our common stock and agreed to issue 2,872,480 shares pursuant to VirtualScopics options and warrants we assumed. Of the shares issued in the transaction, 16,050,914 shares are subject to lock-up agreements and over 90% shares issuable pursuant to options and warrants are subject to lock-up agreements. These lock-up agreements provide for periodic releases of the shares following the first anniversary and through the fourth anniversary of the exchange transaction. We issued 4,084.488 shares of our series A preferred stock in the private placement which are convertible into 1,633,795 shares of our common stock. In the private placement, we also issued warrants for the purchase of up to an aggregate of 816,898 shares of common stock to investors and additional warrants to purchase 163,380 shares to the placement agent and its subagents. All of the securities issued in the exchange transaction and the private placement are restricted under federal securities laws. These shares will generally be eligible for sale under SEC Rule 144. In general, SEC Rule 144 provides that a person who has held restricted shares for a period of one year may, upon filing with the SEC of a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years. In addition, the shares of common stock issuable upon conversion of our series A preferred stock and exercise of the warrants issued in connection with the private placement, however, are entitled to be included in a shelf registration statement that we are required to file with the SEC on or before May 2, 2006 pursuant to agreed upon terms We also expect in the future to file a registration statement on Form S-8 to register the sale of shares issued pursuant to the assumed VirtualScopics options. Sales of our common stock either pursuant to Rule 144 or the a registration statement may have a depressive effect on the market for the shares of our common stock.

Our principal stockholders have significant voting power and may take actions that may not be in the best interests of other stockholders.

Our officers, directors, principal stockholders and their affiliates control approximately 73.4% of our voting securities. If these stockholders act together, they will be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

We do not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on the stock price.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this report. Important factors that may cause actual results to differ from anticipated results include, but are not limited to, for example:

•	adverse economic conditions;

•	inability to raise sufficient additional capital to operate our business;

•	unexpected costs, lower than expected sales and revenues, and operating defects;

•	adverse results of any legal proceedings;

•	the volatility of our operating results and financial condition;

•	inability to attract or retain qualified senior management personnel, including sales and marketing, and scientific personnel; and

•	other specific risks that may be referred to in this report.

All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this report, the words “will,”“may,”“believe,”“anticipate,”“intend,”“estimate,”“expect,”“project,”“plan,”“could,”“would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. We do not undertake any obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure our stockholders or potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from its expectations under “Cautionary Statements” and elsewhere in this report. These cautionary statements qualify all forward-looking statements attributable to the company or persons acting on its behalf.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure our stockholders or potential investors of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Cautionary Statements” for a more detailed discussion of uncertainties and risks that may have an impact on future results.

Management’s Discussion and Analysis or Plan of Operation

The following discussion should be read in conjunction with VirtualScopics’ statement of financial position, and related statements of operations, changes in members’ equity and cash flow as of and for the six months ended June 30, 2005 (unaudited) and June 30, 2004 (unaudited) and the years ended December 31, 2004 and December 31, 2003, included elsewhere in this report. This discussion contains forward-looking statements, the accuracy of which involves risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including, but not limited to, those discussed in “Cautionary Statements” and elsewhere in this report. We disclaim any obligation to update information contained in any forward-looking statements.

Overview

In July 2000, VirtualScopics was formed after being spun out of the University of Rochester. In June 2002, VirtualScopics purchased the underlying technology and patents created by VirtualScopics’ founders from the University. VirtualScopics owns all rights to the patents underlying its technology. See “Certain Relationships and Related Transactions-Acquisition of Intellectual Property from University of Rochester.” Since VirtualScopics’ inception, VirtualScopics’ principal activities have consisted of:

•	research and development;

•	hiring technical, sales and other personnel;

•	business development of customer and strategic relationships; and

•	raising capital.

We derive revenue primarily through our image processing services. Revenues are recognized as the MRI and CT images that we process are quantified and delivered to our customers.

In 2001, we earned revenue of $88,053 through image processing services mostly for Pfizer. In 2002, we generated revenue of $950,785. This increase over 2001 reflected the increase in our business development activities. During 2002, we significantly expanded our contract services with Pfizer and earned revenue on 15 new projects, as well as expanded our customer base with two new customers. Those contracts provided for nearly $2,800,000 in total payments.

We have found that our customers value the ability to better understand the efficacy profile of their compounds. To date, all customers have expressed interest in expanding their service agreements with us. We have also submitted proposals and bids for a number of other contracts. However, there can be no assurance that we will secure contracts from these efforts or that any such contracts or any of its existing contracts will not be cancelled on 30 days’ advance notice by a customer.

Results of Operations

The following table sets forth selected consolidated operating results for each of the last two fiscal years and for each of the six months periods indicated, presented as a percentage of net sales:

	For the Year Ended		For the Six Months Ended
	Dec. 31, 2004	Dec. 31, 2003	June 30, 2005	June 30, 2004
		($ in thousands)	(unaudited)
Statement of Operations Data:
Revenue	$2,516	$3,013	$1,690	$1,364
Gross profit	952	1,516	582	552
Operating expenses
Research and development	1,239	694	487	490
Sales and marketing	496	541	270	252
General and administrative	1,566	1,375	892	611
Loss from operations	(2,349)	(1,094)	(1,067)	(801)
Interest (expense)/income, net	(2)	14	2	1
Net loss	(2,351)	(1,080)	(1,065)	(800)

Results of Operations Six Months Ended June 30, 2005 Compared to Six Months Ended June 30, 2004

Revenue

We had revenues of approximately $1.7 million for the first half of 2005. Through June 30, 2005, we performed work for seven new customers and signed 19 new projects which provide for total payments of more than $3.6 million over the next 18 months. The majority of the projects represent pre-clinical, Phase I and Phase II studies.

Our revenues for the first half of 2004 totaled approximately $1.4 million. The 2005 increase is attributable to a new cardiovascular project in February 2005. The project is expected to be for approximately 6 months and result in total billings of approximately $800,000.

Gross Profit

We had a gross profit of $582,000 for the six months ended June 30, 2005 compared to $552,000 for the comparable period in 2004. Our gross profit margin decreased as a percentage of revenue to approximately 34% for the six months ended June 30, 2005 compared to approximately 40% for the comparable period in 2004. This decrease is attributable to the product mix of our services as well as the hiring of two software developers and an image technician at the end of 2004 in order to handle the anticipated increase in sales.

Operating Expenses

We had operating expenses for the first half of 2005 of $1,649,000, which consisted primarily of service costs related to revenues (image analysis, project management and radiology) and research and development costs which consisted mainly of algorithm development and software development on existing and new projects. General and administrative costs largely represent management and consulting services, as well as legal costs. This is an increase of approximately $296,000 over operating expenses for the same period of 2004. This increase is attributable to the increased amortization of approximately $80,000 related to the right to use asset as well as hiring of a CEO in June 2004, prior to that time our Chief Operating Officer was the acting CEO.

Interest (Expense)/Income, net

Interest income for the six months ended June 30, 2005 was $14,013 comprised of interest derived on the company’s operating and savings accounts, compared to interest income of $17,714 in the same period in 2004. The lower interest income in 2005 compared to 2004 resulted from the lower average cash balance in 2005. This interest income was partially offset by interest expense of $12,369, compared to interest expense in the same period in 2004 of $16,653. This interest expense was due to loans from certain VirtualScopics members.

Net Loss

Our net loss for the six months ended June 30, 2005 was approximately $1.1 million compared to a net loss of approximately $800,000 for the six months ended June 30, 2004. The increase in our net loss over the prior period was primarily related to higher operating expenses.

Results of Operations Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Revenue

In 2004, we had revenues of $2.5 million compared to 2003 revenue of $3.0 million. The $500,000 decline in 2004 was attributed to focus on compliance within the company to ensure compliance with FDA documentation standards. To date, we have been satisfactorily audited by five customers. The systems and processes that we use are compliant with Title 21, CFR Part 11. In 2004, we derived our revenues from the following activities: 64% from musculoskeletal projects, 13% from oncology services, 19% from consulting services, and 4% from neurology and sexual dysfunction services.

During 2003, we brought on six new customers including Johnson & Johnson (DePuy). Our revenues for 2003 totaled $3.0 million, of which 77% was generated from Pfizer, 55% related to work performed for customers in musculoskeletal diseases, 27% was derived in oncology studies, 11% was attributable to consulting services and 7% related to sexual dysfunction and neurology studies.

Gross Profit

Our gross profit for fiscal 2004 decreased to $952,000 compared to gross profit of $1.5 million in 2003. This decline of approximately $564,000 was attributed to a decline in revenue over the prior period of approximately $500,000 and hiring of one image technician and two software developers in late 2004 in order to handle the increasing demands from customers.

Operating Expenses

The majority of our operating expenses are composed of salaries for our signal processing, software development and image analysis personnel. For the year ended December 31, 2004, as compared to the year ended December 31, 2003, total operating expenses increased from $2.6 million to $3.3 million. During this time, we added software developers, built out the image analysis operations staff, entered into collaboration agreements with leading physicians, invested in patenting our technology and hired additional personnel to strengthen our management team.

Interest (Expense)/Income, net

Interest income for the year ended December 31, 2004 was $27,440 comprised of interest derived on the company’s operating and savings account, compared to interest income of $46,943 in the same period in 2003. 2004 interest income was offset by interest expense of $29,037, compared to interest expense in the same period in 2003 of $32,721. This interest expense was primarily from loans from founders and the change was attributable to lower average principal balances to the loans.

Net Loss

We had a net loss approximately $2.4 million for 2004 compared to a net loss of approximately $1.1 million for 2003. This net loss was attributable to both our decrease in revenue and increase in operating expenses over 2003.

Liquidity and Capital Resources

Prior to the exchange transaction, VirtualScopics financed its operations through sales to customers, equity investments and loans by its founders, and by private placements of equity securities. The private placements included the issuance by VirtualScopics of series A preferred membership units in August 2001, which resulted in proceeds of $2.0 million, series B preferred membership units in June 2002, which resulted in proceeds of $2.5 million, and series C preferred membership units in December 2002, January 2003 and April 2003, which resulted in net proceeds of $4.5 million and the exercise of warrants by series A preferred unit holders in December 2004, which resulted in proceeds of $1.4 million. All of these membership units were converted into shares of our common stock in the exchange transaction which closed on November 4, 2005.

On November 4, 2005, we closed on our private placement for the sale of 4,084.488 shares of our newly issued series A convertible preferred stock. We received gross proceeds of $4,084,488 from the private placement. As of November 4, 2005, including the cash proceeds from the private placement, we had approximately $3.6 million in cash and cash equivalents. We currently expect that existing cash and cash equivalents will be sufficient to fund operations for the next 12 months. If in the next 12 months our plans or assumptions change or prove to be inaccurate, we may be required to seek additional capital through public or private debt or equity financings. If we need to raise additional funds, we may not be able to do so on terms favorable to us, or at all. If we cannot raise sufficient funds on acceptable terms, we may have to curtail our level of expenditures and our rate of expansion.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements, other than the consulting agreements and operating leases (as described in “Contractual Obligations” below) that have or are reasonably likely to have a current or future effect that is material to investors on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures.

Contractual Obligations

The following table summarizes our contractual obligations at December 31, 2004 and the effects we expect such obligations to have on liquidity and cash flow in future periods.

	Payments Due by Period (in thousands)
		Less than			More than
	Total	1 Year	1-3 Years	3-5 Years	5 Years
Operating Leases	$241,080	$179,788	$61,292	$—	—
Consulting Agreements(1)(2)	398,400	97,200	205,200	96,000	4,000/month

(1)
In connection with one of our consulting arrangement with Dr. Felix Eckstein, we also entered into a Services and Co-Marketing Agreement dated March 1, 2004, in which we agreed to pay Chondrometrics GmbH, a German limited liability company, fees equal to 7% of gross revenues derived by us from certain services each year throughout the term of the agreement. We are obligated to make minimum payments to Chondrometrics for the first three years of the agreement. As such we made a payment to Chondrometrics of $110,700 in 2004. In 2005, the minimum payment of $75,000 was made. Additionally, we are obligated to make a minimum payment of $60,000 for the period ended March 31, 2007. The agreement terminates after three years unless terminated earlier pursuant to the agreement for the 12-month period ended March 31, 2005.

(2)
We are obligated to pay Kevin Parker a consulting fee of $4,000 per month pursuant to our consulting agreement with him. The agreement may be terminated by either party upon 90 days, written notice. The consulting agreement payments set forth in the table do not include any payments that may be made to Mr. Parker more than 5 years from the date of this report.

Description of Property

In November 2003, VirtualScopics entered into a lease agreement for 12,258 square feet of office space at our corporate headquarters in Rochester, New York. The annual rent under the lease is approximately $184,000. The lease is for 30 months ending in April 2006 and is renewable for an additional two-year term.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of November 7, 2005 by:

•	each person who is known by us to beneficially own 5% or more of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers, as a group.

Name	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned (2)

5% or Greater Stockholders:

University of Rochester(3)	4,641,975	19.4%
Loeb Investors Company 147, LP(4)	4,500,564	19.1%
Dr. Jose Tamez-Pena(5)	1,982,801	8.4%
Pfizer Inc.(6)	1,553,121	6.6%
GE Healthcare(7)	1,218,467	5.2%

Directors and Executive Officers:

Robert Klimasewski (4)(5)	39,442	*
Warren Bagatelle(4)(5)	4,544,918	19.3%
Molly Henderson, CPA(5)	104,716	*
Dr. Saara Totterman(5)	1,186,316	5.0%
Sidney Knafel(4)(5)	39,442	*
Directors and Executive Officers as a group (6 persons)	5,910,864	24.9%

* Less than 1% of outstanding shares of common stock

(1)
Includes the conversion of all shares of series A preferred stock and the exercise of warrants to purchase common stock into common stock. Also includes options to purchase shares of VirtualScopics exercisable within sixty (60) days, which have been assumed by us. Each share of series A preferred stock is initially convertible into 400 shares of common stock at any time.

(2)
The calculation in this column is based upon 23,522,870 shares of common stock outstanding on November 7, 2005 (which assumes the conversion of all shares of series A preferred stock into common stock), plus the number of shares of common stock subject to outstanding options and warrants. The shares of common stock underlying such options and warrants are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for the purpose of computing the percentage of any other person.

(3)
Includes 357,075 shares of common stock which may be purchased upon the exercise of an outstanding warrant. The address of the University of Rochester is Office of Technology Transfer, 610 Hylan Building, RC Box 270140, Rochester, NY 14627.

(4)
Mr. Bagatelle may be deemed to be the beneficial owner of the shares of common stock owned Loeb Investors Company 147, LP, a limited partnership in which he is a general partner. Messrs. Klimasewski and Knafel are limited partners in Loeb Investors Company 147, LP, and disclaim any beneficial ownership of such shares. The address for Loeb Investors Company 147, LP is 61 Broadway, Suite 2400, New York, NY 10006.

(5)
Presently reported ownership includes 15,871, 15,871, 104,746, 44,354, 39,442 and 39,442 shares issuable under options exercisable within 60 days of November 7, 2005 held by Drs. Totterman and Tamez-Pena, Ms. Henderson and Messrs. Bagatelle, Klimasewski and Knafel, respectively. The address of each is c/o VirtualScopics, Inc., 350 Linden Oaks, Rochester, NY, 14625.

(6)	The address of Pfizer, Inc. is 50 Pequot Ave., MS 6025-C4127, New London, Connecticut 06320.

(7)	Shares owned by GE Medical Systems, a Division of General Electric Company, with an address of 3000 North Grandview Blvd., Waukesha, Wisconsin 53188.

Directors, Executive Officers, Promoters and Control Persons

The table below shows certain information about our directors and executive officers as of November 4, 2005:

Name	Age	Position

Robert Klimasewski	62	Chief Executive Officer and Director

Warren Bagatelle	67	Chairman of the Board and Director

Molly Henderson, CPA	34	Chief Financial Officer and Vice President of Finance

Dr. Saara Totterman, M.D., Ph.D.	64	Director

Mark Coburn	51	Director

Sidney Knafel	72	Director

Robert Klimasewski was named Chief Executive Officer of the company and was elected as a director of the company on November 4, 2005. He has served as Chief Executive Officer of VirtualScopics since June 2005 and has been a board member of VirtualScopics since its inception. Mr. Klimasewski served as President and Chief Executive Officer of Transcat, Inc. (formerly Transmation, Inc.), a publicly-held global distributor of professional grade test, measurement and calibration instruments, from 1994 to 1998, when he relinquished those titles and assumed the role of Chairman of the Board of Transcat. In 2002, Mr. Klimasewski stepped down as Chairman of the Board of Transcat and was re-appointed President and Chief Executive Officer. He served in those roles until 2004, when he retired. Mr. Klimasewski remains on Transcat’s board of directors. He also was a co-founder of Burleigh Instruments Inc., a manufacturer of precision scientific instrumentation, which was sold in December 2000. He served for 18 years on the board of directors of Laser Power Corporation, a publicly-held company, until its sale in 2000. He currently serves on the board of directors of Lumetrics, Inc. and The University Technology Seed Fund. He is a member of the University of Rochester’s Visiting Committee for the School of Engineering and Applied Science. Mr. Klimasewski holds B.S. and M.S. degrees in optical engineering from the University of Rochester.

Warren Bagatelle has served as a director of the company since November 4, 2005, as a director of VirtualScopics since August 2001, as Chairman of the Board of the company since November 4, 2005, and as the Chairman of the Board of VirtualScopics since August 2002. Mr. Bagatelle has been a managing director of Loeb Partners Corporation since 1988, where his responsibilities include all elements of corporate finance. Specific activities cover identifying, financing and monitoring investments in small and medium size companies, providing advisory services on mergers, acquisitions, divestitures and restructurings, and advising on, managing and co-managing public offerings. Loeb Partners is a full service investment banking firm based in New York City. Mr. Bagatelle is a general partner of Loeb Investors Company 147, L.P., one of VirtualScopics’ former unit holders and one of our stockholders. Mr. Bagatelle is also a director of FuelCell Energy, Inc. and Electro Energy Inc., as well as several private companies. He received his M.B.A. degree from Rutgers University and his B.A. degree in economics from Union College.

Molly Henderson, CPA has served as Chief Financial Officer and Vice President of Finance of the company since November 4, 2005 and of VirtualScopics since May 2003. She served as VirtualScopics’ Controller from October 2002 to May 2003. Ms. Henderson oversees all financial aspects of the company’s operations. She has previously served as the Corporate Controller of Ultralife Batteries, Inc., a publicly-held provider of high performance lithium battery solutions. Ms. Henderson’s primary functions at the company include providing strategic direction and overseeing all financial related matters, as well as overseeing and ensuring proper accounting standards of the company. Earlier in her career, she was a Manager in the audit division of PricewaterhouseCoopers LLP, and her clients included Bausch & Lomb, Inc., Frontier Communications, Topicana and FF Thompson Health System. Ms. Henderson received her M.B.A. and B.S. degrees from the State University of New York at Buffalo.

Dr. Saara Totterman, M.D., Ph.D. has served as a director of the company since November 4, 2005. Dr. Totterman is one of VirtualScopics’ founders, has served as the Chief Medical Officer and a director of VirtualScopics since its inception. She is responsible for both setting the strategic direction for the medical research that we undertake, as well as ensuring thorough medical oversight for all the clinical programs that the company conducts. Prior to founding VirtualScopics, she served as the director of the MR Center at the University of Rochester Medical Center having full responsibility for the operation of the center with profit and loss oversight for $35 million in annual revenues. Dr. Totterman is internationally recognized as an authority in musculoskeletal CT and MRI, having over 100 publications in peer-reviewed journals and making over 120 presentations at international meetings. She has also contributed to the writing of 11 book chapters and is a reviewer for Radiology, the highest ranked radiological journal in the world, for which she has won several awards. Dr. Totterman’s main research concentration has been MR imaging technology development and image segmentation, which have formed the foundation for its technology. She has extensive experience in multidisciplinary research, collaborating with engineering and physics scientists and is frequently sought out as an advisor to the pharmaceutical industry. She received her M.D. degree at the University of Oulu, Finland, her Ph.D. in medicine at the University of Bergen, Norway and her B.A. degree in medicine from the University of Oulu, Finland.

Mark Coburn has served as a director of the company since November 4, 2005 and of VirtualScopics since December 2000. He is Associate Provost and Director of the Office of Technology Transfer at the University of Rochester. He is formerly the President of the Research Foundation of the University of Rochester, one of VirtualScopics’ former unit holders and one of our shareholders. Earlier in his career, Mr. Coburn served as Deputy Director in the Contracts and Grants Office at the University of Southern California and Director/Patent Coordinator in the Office of Sponsored Projects at the University of California, Santa Cruz. Mr. Coburn has had professional affiliations serving as President of the Society of Research Administrators (SRA), Western Section and Co-Chair of the SRA International Annual Meeting. Mr. Coburn serves as a Director of RTek Medical Systems, LLC and is a member of the Association of University Technology Managers. Mr. Coburn holds a B.A. degree in zoology from Miami University (Ohio) and a M.S. degree in technology management from the Gradzio Graduate School of Business at Pepperdine University.

Sidney Knafel has served as a director of the company since November 4, 2005 and of VirtualScopics since August 2001. Mr. Knafel is presently the managing partner of SRK Management Company, a private investment company. He also serves as Chairman of BioReliance Corporation, a biological testing company, and Chairman of Insight Communications Company, a cable communications company. Mr. Knafel is a director of IGENE Biotechnology, Inc. and General American Investors Company, Inc. as well as several private companies. He is a graduate of Harvard College and the Harvard Graduate School of Business Administration.

Director Compensation

We intend to pay each non-management director a participation fee of $500 for each regular and special meeting of our board of directors attended and to award each such director stock options granted under our 2004 Non-Statutory Stock Option Plan. VirtualScopics compensated its directors solely through options granted under its Long-Term Incentive Plan. Our board of directors will review director compensation annually and adjust it according to then current market conditions and good business practices.

2004 Non-Statutory Stock Option Plan

Pursuant to the September 13, 2004 board of directors' approval and subsequent stockholder approval, we adopted our 2004 Non-Statutory Stock Option Plan (the "2004 Plan"). We have reserved for issuance up to 1,500,000 shares of our common stock for non-statutory stock options that may be granted under the 2004 Plan. Non-statutory stock options do not meet certain requirements of the Internal Revenue Service as compared to incentive stock options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. As of November 4, 2005, no options were outstanding under the 2004 Plan.

The purpose of the 2004 Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, the company and its subsidiaries, if any, with additional incentives by increasing their ownership interest in the company.  Directors, officers and other employees of the company and its subsidiaries are eligible to participate in the 2004 Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The 2004 Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended. Further, NSO's have two disadvantages compared to ISO's in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO's is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No. 33-7646 as effective April 7, 1999.

The 2004 Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2004 Plan or broaden eligibility except that no amendment or alteration to the 2004 Plan shall be made without the approval of stockholders which:

•	would decrease the NSO price (except as provided in the 2004 Plan),

•	change the classes of persons eligible to participate in the Plan,

•	extend the NSO period, or materially increase the benefits accruing to Plan participants,

•	materially modify Plan participation eligibility requirements, or

•	extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

VirtualScopics, LLC 2005 Long Term Incentive Plan

At the time of the exchange transaction closed, VirtualScopics maintained the VirtualScopics LLC 2005 Long-Term Incentive Plan and the VirtualScopics, LLC 2001 Long-Term Incentive Plan. The purpose of these plans was to allow VirtualScopics employees, directors, consultants and strategic partners to participate in VirtualScopics’ growth and to generate an increased incentive for these persons to contribute to VirtualScopics’ future success and prosperity and to focus on its growth. Employees, directors, consultants and strategic partners were all eligible to receive awards under the plans. The plans are administered by the board of directors of VirtualScopics. As of the closing of the VirtualScopics had outstanding under these plans options to purchase 2,568,422 common units granted to employees and executives and options to purchase 210,000 common units granted to directors at exercise prices ranging from $0.70 per unit to $2.25 per unit. On November 4, 2005, the board of directors of VirtualScopics resolved not to issue any more options under these plans. Pursuant to the Securities Exchange Agreement, we have agreed to issue shares of our common stock upon the exercise of these warrants and options in lieu of membership units previously issuable thereunder. Based upon the exchange ratio used for the exchange transaction, we are obligated upon the exercise of these options to issue 2,339,990 shares of our common stock. We have reserved sufficient shares for these options.

Executive Compensation

		ANNUAL COMPENSATION		LONG-TERM COMPENSATION
					Number of
			Bonus and	Restricted	Securities
			Other Annual	Stock	Underlying		All Other
Name and Principal	Year	Salary	Compensation	Award(s)	Options/SARs		Compensation
Position	Ended(1)	($)	($)	($)	(#)		($)
Robert Klimasewski	2004	—	—	—	—		—
Director and CEO (1)	2003	—	—	—	7,142	(3)	—
	2002	—	—	—	—		—

Dr. Saara Totterman	2004	216,058	18,900	—	—		—
Chief Medical Officer	2003	209,998	—	—	23,805	(3)	—
	2002	169,231	—	—	—		—

Edward Schreyer (2)	2004	127,782	11,134	—	—		—
	2003	123,714	—	—	23,806	(3)	—
	2002	32,308	—	—	209,485	(3)	—

(1)
Mr. Klimasewski was elected CEO of VirtualScopics in June 2005. He will be compensated by the company in stock options. The Board of Directors of the Company granted to Mr. Klimasewski an option to purchase 350,000 shares of our common stock at $2.50 per share pursuant to the terms of a new long-term incentive plan to be adopted by the Company subject to approval by the Company and stockholders.

(2)	Mr. Schreyer resigned his position at VirtualScopics in August 2004.

(3)
These options were granted pursuant to VirtualScopics’ long-term incentive plans. Pursuant to the Securities Exchange Agreement, we have agreed to issue shares of our common stock upon the exercise of these options in lieu of VirtualScopics membership units previously issuable thereunder. Based upon the exchange ratio used for the exchange transaction, we are obligated upon the exercise of these options to issue the number of shares of our common stock set forth in the table to Mr. Klimasewski, Dr. Totterman and Mr. Schreyer, respectively.

Certain Relationships and Related Transactions

Consulting Services from Dr. Kevin Parker

Since his resignation as VirtualScopics’ President and Chief Executive Officer in July 2002, Dr. Kevin Parker has provided VirtualScopics with consulting and business advisory services, including advice in connection with VirtualScopics’ patent filings. Under this arrangement VirtualScopics has paid Mr. Parker $4,000 per month for his services. We intend to continue this arrangement for the foreseeable future.

Pfizer Clinical Imaging and Services Agreement

Concurrently with Pfizer’s equity investment in VirtualScopics in June 2002, VirtualScopics entered into a Clinical Imaging and Services Agreement with Pfizer. This agreement was renewed for a two-year period commencing August 2005. The agreement is intended to assist VirtualScopics in further developing and validating its image analysis software and image-based biomarkers through testing by Pfizer. The agreement may be extended for two additional one-year terms at the end of the current two-year term. Pfizer may terminate the agreement for any or no reason on 30 days’ advance notice.

Acquisition of Intellectual Property from University of Rochester

In June 2002, VirtualScopics completed the acquisition from the University of Rochester of the intellectual property that underpins our image analysis tools for $1.5 million in cash and a warrant to purchase 375,000 VirtualScopics common units for $.70 per unit. VirtualScopics purchased all the University’s right, title and interest in certain patents, provisional patent applications, patent applications and rights associated therewith relating to the systems and methods used in its image analysis tools. The warrant issued in the transaction was exercisable for ten years from the date of grant. The University assigned the warrant it purchased in the transaction to its affiliate, the Research Foundation of the University of Rochester. The Research Foundation owns 4,500,000 shares of our common stock. Additionally, Mark Coburn, a director of the company and of VirtualScopics, is the former President of the Research Foundation and currently one of its directors. He is also Director of the University’s Office of Technology Transfer, the office that administered the technology and negotiated the transaction on behalf of the University. Prior to the acquisition, VirtualScopics had an exclusive license to use this technology from the University of Rochester under a license agreement dated December 13, 2000, and amended as of May 18, 2001. Under the terms of the warrant, the University of Rochester, is entitled to purchase 357,079 shares of our common stock for $.70.

Following the transaction, the University paid $90,000, net of taxes, to Dr. Saara Totterman, $90,000, net of taxes, to Dr. Kevin Parker, $30,000, net of taxes, to Dr. Edward Ashton, and $150,000, net of taxes, to Dr. Jose Tamez-Pena out of the proceeds the University received from the sale as payment for their services in developing the technology as employees of the University. In November 2002, VirtualScopics entered into agreements with these persons to loan to VirtualScopics the net proceeds they received from the University after taxes. Specifically, VirtualScopics issued promissory notes to these persons in the following amounts: Dr. Jose Tamez-Pena, $150,000; Dr. Kevin Parker, $90,000; Dr. Saara Totterman, $90,000; and Dr. Edward Ashton, $30,000. The unpaid principal and interest under the notes is paid quarterly ending on March 31, 2008 at an interest rate of 5.75% per year.

MRI Machine

In December 2002, VirtualScopics received an investment of $2,450,000 from GE Medical Systems for 1,088,889 of VirtualScopics’ series C preferred units. These units were converted into shares of our common stock. Upon receipt of the proceeds of this investment, VirtualScopics purchased an MRI machine from this investor for $2,300,000. During 2003, the equipment was sold to the University of Rochester, a related party, for $2,300,000. As of December 31, 2003, VirtualScopics had received $1,000,000 of the payment from the University of Rochester with the remaining $250,000 to be received upon acceptance of the equipment. Additionally, VirtualScopics retained the right to use the machine exclusively one day a week for the next seven years. The advanced use of the equipment of $1,050,000 was recorded as a deferred asset on the balance sheet as of December 31, 2004 and will be amortized over the life of the agreement (seven years) once the equipment was accepted by VirtualScopics in April 2004. The equipment will be used by us for research and to broaden our ability to service our customers.

Matrix USA, LLC

Mr. Bagatelle, the Chairman of VirtualScopics, and his spouse currently hold non-controlling interests in Matrix USA, LLC, a registered broker-dealer. Matrix USA acted as sub-agent to our placement agent in the private placement we completed concurrently with the exchange transaction. As a result of these services, Matrix USA received commissions of $62,200 and four-year warrants to purchase 31,100 shares of our common stock.

Redemption of Shares From Former President

Concurrent with the closing of the exchange transaction and the private placement, we redeemed 70,537,500 shares of our common stock from our former directors, Edward A. Sundberg and Lindsay Sundberg, for aggregate consideration of $200 and then cancelled those shares at the closing of the exchange transaction.

Former ConsultAmerica Transactions

Prior to the closing of the exchange transaction we operated out of office space located at 13070 Addison Rd., Roswell, GA  30075 provided to us by our former President at no cost. There was no written lease agreement.

During the years ended August 31, 2005 and 2004, substantially all of our revenue was associated with engagements with entities affiliated with our former President. The portion of proceeds attributable to us from these engagements was determined solely by our former President and was not the result of any independent negotiation. We have no commitments for future engagements with any of these entities.

Description of Securities

Units

Except for the warrants that were issued to our placement agent and sub-agents, we sold the series A preferred stock and warrants in the private placement as Units. Each Unit consists of one share of series A preferred stock and a warrant to purchase 200 shares of our common stock. The series A preferred stock and the warrants are detachable and separately transferable.

Series A Preferred Stock

General

We are authorized to issue 8,500 shares of series A preferred stock. Currently 4,084.488 shares of series A preferred stock are outstanding. The following description of our series A Preferred Stock is qualified in its entirety by reference to the Certificate of Incorporation filed as Exhibit 3.1 to this report (by incorpopration by reference) and to our Certificate of Designation fixing the rights, powers and privileges of the series A preferred stock, a copy of which is filed as Exhibit 3.2 filed with this report.

Conversion

Holders of our series A preferred stock are entitled at any time to convert their shares of series A preferred stock into our common stock, without any further payment therefor. Each share of our series A preferred stock is initially convertible into 400 shares of our common stock. The number of shares of our common stock issuable upon conversion of our series A preferred stock is subject to adjustment upon the occurrence of certain events, including, among others, a stock split, reverse stock split or combination of our common stock; an issuance of common stock or our other securities as a dividend or distribution on our common stock; a reclassification, exchange or substitution of our common stock; a capital reorganization of us; and if we sell shares of our common stock, or any stock options, warrants, convertible securities or other rights to purchase or acquire shares of our common stock, subject to certain exceptions, below $2.50 per share.

Merger

Upon a merger or consolidation of the company with or into another company, or any transfer, sale or lease by us of substantially all of our common stock or assets, our series A preferred stock will be treated as common stock for all purposes, including the determination of any assets, property or stock to which holders of our series A preferred stock are entitled to receive, or into which our series A preferred stock is converted, by reason of the consummation of such merger, consolidation, sale or lease.

Voting Rights

Holders of our series A preferred stock are entitled to vote their shares on an as-converted to common stock basis, and shall vote together with the holders of our common stock, and not as a separate class. Holders of our series A preferred stock shall also have all voting rights to which they are entitled by Delaware law.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the company, holders of our series A preferred stock will be entitled to receive out of assets available for distribution to our shareholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount equal to $1,000 per share or series A preferred stock. After payment of the full amount of the liquidating distributions to which the holders of the series A preferred stock are entitled, holders of the series A preferred stock will receive liquidating distributions pro rata with holders of our common stock, based on the number of shares of our common stock into which the series A preferred stock is convertible at the conversion rate then in effect.

Redemption

We may not redeem our series A preferred stock at any time.

Dividends

Holders of our series A preferred stock are not entitled to receive dividends.

Discussion of the terms of our series A Preferred Stock in this report is qualified entirely by reference to our Certificate of Designation attached to this report as Exhibit 3.2, which we filed with the Delaware Secretary of State on November 4, 2005.

Common Stock

The holders of our common stock are entitled to one vote per share. Our Certificate of Incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds on a pro-rata basis. The company, however, has not declared or paid dividends on its common stock and the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company. Upon liquidation, dissolution or winding-up of the company, the holders of our common stock are entitled to share ratably in all assets of the company that are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding series A preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Warrants

Each warrant issued to investors in the private placement entitles the holder thereof to purchase 200 shares of our common stock at the exercise price of $4.00 per share from the date of issuance until the fourth anniversary thereof. The warrants may not be redeemed by us at any time. If we issue any shares of our common stock or common stock equivalents for less than $2.50 per share, subject to certain exceptions, then the exercise price of each warrant will be adjusted to equal 160% of the price per share at which we issue our common stock or common stock equivalents. Additionally, the warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits and other similar events.

Placement Agent Warrants

We issued warrants to our placement agent and its sub-agents for the purchase of up to 163,380 shares of common stock. These warrants contain the same terms as those issued to investors in our private placement but have an exercise price of $2.50 per share without any adjustment for future issuances of our common stock or common stock equivalents at a lower offering price and contain cashless exercise provisions. In addition, these warrants have registration rights that are the same as those granted to investors in the private placement.

None of our outstanding warrants confer upon holders any voting or any other rights as a stockholder of the company.

This description of the warrants in this report is qualified entirely by reference to the forms of the warrant attached to this report as Exhibits 4.1 and 4.2.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer, New York, New York. We act as our own transfer agent for the series A convertible preferred stock and the warrants.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Market Price of Common Stock

Immediately prior to the closing of the exchange transaction, our corporate name was ConsultAmerica, Inc. and our common stock was quoted on the OTC Bulletin Board under trading symbol “CSAA.OB.” Concurrently with the exchange transaction we changed our name to VirtualScopics, Inc. and our trading symbol to “VSCP.OB.” There, however, has been no active public market for our common stock, and an active public market may not develop or be sustained. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to list our common stock on the American Stock Exchange or the Nasdaq Capital Market. No assurance can be given that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on those trading markets.

The Units, the series A preferred stock and the warrants will not be registered or listed for trading.

Dividends on Common Equity

The holders of our common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds on a pro-rata basis. The company, however, has not declared or paid dividends on its common stock and the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company.

Legal Proceedings

Neither we nor VirtualScopics is currently a party to any pending or threatened litigation. In the summer of 2005, VirtualScopics’ former chief executive officer and president made a demand for severance payments alleged by him to be due in connection with his termination in the approximate amount of $230,000 and certain options. VirtualScopics believes the claim is without merit and intends to vigorously defend against the claim.

Indemnification of Directors and Officers

Our Certificate of Incorporation provides that no director of the company will be personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

VirtualScopics’ operating agreement provides that VirtualScopics will indemnify, defend and hold harmless each member of its board of directors and each officer (and the heirs, beneficiaries and legal representatives of each of the foregoing) from and against any and all actual or alleged losses, claims, damages, liabilities, costs and/or expenses of any nature whatsoever, except if a judgment or other final adjudication adverse to a director and or officer establishes (i) that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

The disclosure set forth under Item 9.01 of this report is incorporated by reference into this Item.

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

The Private Placement

Concurrently with the closing of the exchange transaction, we completed the sale of 4,084.488 units in a private placement to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated October 3, 2005, as supplemented. Each unit consists of one share of our series A convertible preferred stock, par value $.001 per share, and a detachable, transferable warrant to purchase shares of our common stock, at a purchase price of $1,000 per unit. Each share of series A preferred stock is initially convertible into 400 shares of our common stock at any time. Each warrant entitles the holder to purchase 200 shares of our common stock at an exercise price of $4.00 per share through November 4, 2009. We received gross proceeds of $4,084,488 from the sale of these units.

The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act. None of the units, warrants or the series A preferred stock, or shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

Brookshire Securities Corporation, or Brookshire, served as the lead placement agent in connection with the private placement. Brookshire received a cash fee in the aggregate of $130,689, and for the payment of $10.00, received four-year warrants to purchase 63,175 shares of our common stock at an exercise price of $2.50 per share on terms which are identical to those warrants included in the units except that they do not provide for an exercise price adjustment if there is a future offering of our common stock or common stock equivalents below $2.50 per share and contain a cashless exercise provision. In addition, the warrants have registration rights that are the same as those afforded to investors in the private placement.

Sovereign Bancorp. served as advisor to VirtualScopics on the structuring and execution of the exchange transaction. In connection with the identification and structuring of the exchange transaction, and effective as of the closing of the exchange transaction, we paid to Sovereign Bancorp $133,869. Sovereign Bancorp, for the payment of $10.00, also received four-year warrants to purchase 69,104 shares of our common stock at an exercise price of $2.50 per share on terms which are identical to the warrants issued to Brookshire.

We also paid actual, reasonable and necessary out-of-pocket expenses incurred by the Brookshire and Sovereign Bancorp., including, but not limited to, legal, accounting, printing, delivery and travel costs, of $56,167.

Matrix USA, LLC, acted as a sub-agent in the private placement. Matrix received $62,200 as commission and, for the payment of $10.00, also received four-year warrants to purchase 31,100 shares of our common stock at an exercise price of $2.50 per share on terms which are identical to the warrants issued to Brookshire.

The shares of our common stock and options to purchase our common stock issued to former holders of VirtualScopics common and preferred membership units, warrants and options in connection with the exchange transaction, and the shares of our series A preferred stock and warrants issued in the private placement, were exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation D (Rule 506) thereof. We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Thus, such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

ITEM 4.01 - CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 4, 2005, upon the closing of the exchange transaction, we terminated Most & Company, LLP, or Most, as our independent registered public accounting firm. Most audited our financial statements for the fiscal year ended August 31, 2005. The reason for the replacement of Most & Co., LLP was that, following the exchange transaction, the former members of VirtualScopics own a majority of the outstanding shares of our common stock. VirtualScopics is our primary business unit, and the current independent registered public accountants of VirtualScopics is the firm of Marcum & Kliegman LLP. We believe that it is in our best interest to have Marcum & Kliegman LLP continue to work with our business, and we therefore retained Marcum & Kliegman LLP as our new independent registered public accounting firm effective as of November 4, 2005. Marcum & Kliegman LLP is located at 655 Third Avenue, 16th Floor, New York, New York 10017.

The appointment of Marcum & Kliegman LLP was recommended and approved by our board of directors. During our two most recent fiscal years, and the subsequent interim periods, prior to June 30, 2005, we did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Most’s report on our financial statements for the fiscal year ended August 31, 2005 did not contain any adverse opinion or disclaimer of opinion and was not qualified as audit scope or accounting principles, however such year-end report did contain a modification paragraph that expressed substantial doubt about our ability to continue as a going concern.

During the most recent fiscal year ended August 31, 2005, (i) there were no disagreements between us and Most on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Most, would have caused Most to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The decision to replace Most was not the result of any disagreement between us and Most on any matter of accounting principle or practice, financial statement disclosure or audit procedure. Our board of directors deemed it in our best interest to change independent auditors following the closing of the exchange transaction.

We furnished Most with a copy of this report prior to filing this report with the SEC. We also requested that Most furnish a letter addressed to the SEC stating whether it agrees with the statements made in this report. A copy of Most’s letter to the SEC is filed with this report as Exhibit 16.1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

The financial statements of VirtualScopics for the six months ended June 30, 2005 and 2004 (unaudited) and for the years ended December 31, 2004 and December 31, 2003 are incorporated herein by reference to Exhibits 99.1, and 99.2 to this report.

(b) Pro Forma Financial Information

Our unaudited pro forma condensed combined financial statements as of and for the six months ended June 30, 2005 and the year ended December 31, 2004 are incorporated herein by reference to Exhibit 99.3 to this report, and are based on the historical financial statements of the company and VirtualScopics after giving effect to the exchange transaction. The unaudited pro forma combined condensed balance sheet as of June 30, 2005 is presented to give effect to the exchange transaction as if it occurred on January 1, 2005 and, due to different fiscal period-ends, combines the historical balance sheet of VirtualScopics at June 30, 2005 and the historical balance sheet of ConsultAmerica at August 31, 2005. The unaudited pro forma combined condensed statement of operations of VirtualScopics and the company for the six months ended June 30, 2005 and the year ended December 31, 2004 are presented as if the combination had taken place on January 1, 2005.

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, VirtualScopics is considered the accounting acquiror. Because VirtualScopics’ owners as a group retained or received the larger portion of the voting rights in the combined entity and VirtualScopics’ senior management represents a majority of the senior management of the combined entity, VirtualScopics was considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of VirtualScopics since, at the time of the acquisition, we were an inactive shell company. Our fiscal year will end on December 31.

Reclassifications have been made to the company’s historical financial statements to conform to VirtualScopics’ historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of VirtualScopics and the company. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the exchange transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the company.

(d) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

EXHIBIT
NO.    DESCRIPTION

2.1	Securities Exchange Agreement, dated November 4, 2005 among ConsultAmerica, Inc., VirtualScopics, LLC and the controlling members of VirtualScopics LLC.

3.1	Certificate of Amendment to Certificate of Incorporation changing name of ConsultAmerica, Inc. to VirtualScopics, Inc. dated November 4, 2005.

3.2	Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock of VirtualScopics, Inc. dated November 4, 2005.

4.1	Form of VirtualScopics, Inc. Four-Year Warrant to Purchase Common Stock at $4.00 per share.

4.2	Form of VirtualScopics, Inc. Four-Year Warrant to Purchase Common Stock at $2.50 per share.

10.1	VirtualScopics, Inc. 2005 Long Term Incentive Plan.

10.2	Form of Lock-Up Agreement between VirtualScopics, LLC and certain of its former members.

10.3	Form of Lock-Up Agreement between VirtualScopics, LLC and its employees, director and certain of its former members.

10.4	Form of Private Placement Subscription Agreement to purchase units in VirtualScopics, Inc.

10.5	Placement Agency Agreement dated September 30, 2005 between Brookshire Securities Corporation and VirtualScopics, LLC.

10.6	Clinical Imaging Development and Services Agreement dated July 26, 2005 by and between VirtualScopics, LLC and Pfizer, Inc.(1)

10.7	Sale of Intellectual Property Agreement dated April 5, 2002 by and between VirtualScopics, LLC and the University of Rochester, as amended by Amendment No. 1 dated May 24, 2002.

10.8	Lease dated October 1, 2003 by and between VirtualScopics, LLC and 350 Linden Oaks, L.P.

10.9	Equipment Purchase Agreement dated December, 2003 by and between VirtualScopics, LLC and the University of Rochester Medical Center.

10.10	Determination of Intellectual Property Rights Agreement dated July 1, 2002 by and between VirtualScopics, LLC and the University of Rochester.

10.11	Consulting Agreement dated March 1, 2004 by and between VirtualScopics, LLC and Felix Eckstein.

10.12	Services and Co-Marketing Agreement dated March 1, 2004 by and between VirtualScopics, LLC and Chrondrometrics GmbH.

10.13	$30,000 Promissory Note dated November 18, 2002 by VirtualScopics, LLC in favor of Edward Ashton.

10.14	$150,000 Promissory Note dated November 18, 2002 by VirtualScopics, LLC in favor of Jose Tamez-Pena.

10.15	$90,000 Promissory Note dated November 18, 2002 by VirtualScopics, LLC in favor of Kevin Parker.

10.16	$90,000 Promissory Note dated November 18, 2002 by VirtualScopics, LLC in favor of Saara Totterman.

16.1	Letter from Most & Co.

21.1	Subsidiaries of VirtualScopics, Inc.

99.1	Financial statements of VirtualScopics, LLC as of and for the years ended December 31, 2004 and December 31, 2003.

99.2	Financial statements of VirtualScopics, LLC as of and for the six months ended June 30, 2005 and 2004 (unaudited).

99.3
Unaudited pro forma condensed combined financial statements of VirtualScopics, Inc., as of and for the six months ended June 30, 2005 and unaudited pro forma condensed combined Statement of Operations as of and for the year ended December 31, 2004 Statement of Operations for the six months ended June 30, 2005.

(1)
Certain confidential information contained in the document has been omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: November __, 2005	By:
Name:
Title:

Exhibit Index

EXHIBIT
NO.    DESCRIPTION

2.1	Securities Exchange Agreement, dated November 4, 2005 among ConsultAmerica, Inc., VirtualScopics, LLC and the controlling members of VirtualScopics LLC.

3.1	Certificate of Amendment to Certificate of Incorporation changing name of ConsultAmerica, Inc. to VirtualScopics, Inc. dated November 4, 2005.

3.2	Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock of VirtualScopics, Inc. dated November 4, 2005.

4.1	Form of VirtualScopics, Inc. Four-Year Warrant to Purchase Common Stock at $4.00 per share.

4.2	Form of VirtualScopics, Inc. Four-Year Warrant to Purchase Common Stock at $2.50 per share.

10.1	VirtualScopics, Inc. 2005 Long Term Incentive Plan.

10.2	Form of Lock-Up Agreement between VirtualScopics, LLC and certain of its former members.

10.3	Form of Lock-Up Agreement between VirtualScopics, LLC and its employees, director and certain of its former members.

10.4	Form of Private Placement Subscription Agreement to purchase units in VirtualScopics, Inc.

10.5	Placement Agency Agreement dated September 30, 2005 between Brookshire Securities Corporation and VirtualScopics, LLC.

10.6	Clinical Imaging Development and Services Agreement dated July 26, 2005 by and between VirtualScopics, LLC and Pfizer, Inc.(1)

10.7	Sale of Intellectual Property Agreement dated April 5, 2002 by and between VirtualScopics, LLC and the University of Rochester, as amended by Amendment No. 1 dated May 24, 2002.

10.8	Lease dated October 1, 2003 by and between VirtualScopics, LLC and 350 Linden Oaks, L.P.

10.9	Equipment Purchase Agreement dated December, 2003 by and between VirtualScopics, LLC and the University of Rochester Medical Center.

10.10	Determination of Intellectual Property Rights Agreement dated July 1, 2002 by and between VirtualScopics, LLC and the University of Rochester.

10.11	Consulting Agreement dated March 1, 2004 by and between VirtualScopics, LLC and Felix Eckstein.

10.12	Services and Co-Marketing Agreement dated March 1, 2004 by and between VirtualScopics, LLC and Chrondrometrics GmbH.

10.13	$30,000 Promissory Note dated November 18, 2002 by VirtualScopics, LLC in favor of Edward Ashton.

10.14	$150,000 Promissory Note dated November 18, 2002 by VirtualScopics, LLC in favor of Jose Tamez-Pena.

10.15	$90,000 Promissory Note dated November 18, 2002 by VirtualScopics, LLC in favor of Kevin Parker.

10.16	$90,000 Promissory Note dated November 18, 2002 by VirtualScopics, LLC in favor of Saara Totterman.

16.1	Letter from Most & Co.

21.1	Subsidiaries of VirtualScopics, Inc.

99.1	Financial statements of VirtualScopics, LLC as of and for the years ended December 31, 2004 and December 31, 2003.

99.2	Financial statements of VirtualScopics, LLC as of and for the six months ended June 30, 2005 and 2004 (unaudited).

99.3
Unaudited pro forma condensed financial statements of VirtualScopics, Inc., as of and for the six months ended June 30, 2005 and unaudited pro forma condensed combined Statement of Operations as of and for the year ended December 31, 2004 Statement of Operations for the six months ended June 30, 2005.

(1)
Certain confidential information contained in the document has been omitted and filed separately with the Securities and Exchange Commission under an application for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.